Exhibit (g)

DATED 20 June 2007

HSBC INVESTMENTS (HONG KONG) LIMITED

and

HSBC INSTITUTIONAL TRUST SERVICES (ASIA) LIMITED

TRUST DEED

constituting

HSBC CHINA DRAGON FUND

Deacons

Solicitors & Notaries

5th Floor Alexandra House

18 Chater Road

Central

Hong Kong

Fax : 28100431

Tel : 28259211

hongkong@deaconslaw.com

www. deacons.com.hk

TABLE OF CONTENTS

1.	DEFINITIONS	1
2.	CONSTITUTION OF THE TRUST	8
3.	VALUATIONS AND PRICES	9
4.	ISSUE OF UNITS	10
5.	REGISTER OF HOLDERS	14
6.	CERTIFICATES	15
7.	TRANSFER	17
8.	TRANSMISSION	18
9.	REDEMPTION OF UNITS BY THE MANAGER	19
10.	NO REDEMPTION OF UNITS BY HOLDERS	20
11.	BASE CURRENCY	20
12.	INVESTMENT POWERS AND STOCK LENDING	20
13.	INVESTMENT RESTRICTIONS	23
14.	BORROWING	27
15.	DISTRIBUTIONS	29
16.	ACCOUNTS AND REPORTS	30
17.	PAYMENTS TO HOLDERS	31
18.	VOTING RIGHTS ON INVESTMENTS	32
19.	CHARGES, FEES AND EXPENSES	32
20.	PROVISIONS RELATING TO THE TRUSTEE AND THE MANAGER	36
21.	PROVISIONS RELATING TO THE TRUSTEE	39
22.	PROVISIONS RELATING TO THE MANAGER	41
23.	REMOVAL OF THE TRUST TO ANOTHER JURISDICTION	42
24.	REMOVAL OR RETIREMENT OF TRUSTEE	43
25.	REMOVAL OR RETIREMENT OF MANAGER	44
26.	ADVERTISEMENTS	45
27.	TERMINATION OF THE TRUST	45
28.	NOTICES	47
29.	AUDITORS	48
30.	MODIFICATION OF THIS DEED	48
31.	MEETINGS OF HOLDERS AND MATTERS REQUIRING SANCTIONS BY THE HOLDERS	48
32.	PROVISION OF INFORMATION	49
33.	COUNTERPARTS AND GOVERNING LAW	49
34.	SEVERANCE	49
SCHEDULE 1		50
VALUATION RULES		50
SCHEDULE 2		55
FORM OF CERTIFICATE		55
SCHEDULE 3		56
MEETINGS OF HOLDERS		56
SCHEDULE 4		60
OBLIGATIONS OF THE REGISTRAR		60
SCHEDULE 5		61
FORM OF CERTIFICATE		61

This TRUST DEED is made on the 20th day of June 2007

BETWEEN:-

(1)                                                         HSBC INVESTMENTS (HONG KONG) LIMITED having its registered office at HSBC Main Building, 1 Queen’s Road Central, Hong Kong (the “Manager”); and

(2)                                                        HSBC INSTITUTIONAL TRUST SERVICES (ASIA) LIMITED having its registered office at 1 Queen’s Road Central, Hong Kong (the “Trustee”).

This Deed WITNESSES as follows:-

1.                                                              DEFINITIONS

1.1                                                       Except where the context otherwise requires the following words and expressions shall have the following respective meanings assigned to them:-

“Accounting Date” means 31 March in each year during the continuance of the Trust commencing on 31 March 2008 or such other date in each year as the Manager may from time to time select and notify to the Trustee and the Holders;

“Accounting Period” means a period commencing on the date of commencement of the Trust or on the date next following an Accounting Date and ending on the next succeeding Accounting Date or the date of termination of the Trust;

“Associate” means, in relation to any corporation, any of its subsidiaries or holding companies and any subsidiary or holding company of any of the foregoing and for this purpose, the words “subsidiary” and “holding company” shall be construed and bear the meanings ascribed thereto in Section 2 of the Companies Ordinance (Chapter 32 of the Laws of Hong Kong);

“Auditors” means the auditor or auditors of the Trust appointed by the Manager with the prior approval of the Trustee pursuant to the provisions of Clause 29;

“Base Currency” means the currency of account of the Trust Fund as specified by the Manager with the approval of the Trustee from time to time;

“Business Day” means a day (other than a Saturday or Sunday) on which SEHK is open for normal trading and banks are open for normal banking business in Hong Kong provided that where as a result of a number 8 typhoon signal, black rainstorm warning or other similar event, the period during which SEHK and banks in Hong Kong are open for any day is reduced, such day shall not be a Business Day unless the Manager and the Trustee determine otherwise;

“CCASS” means the Central Clearing and Settlement System established and operated by HKSCC or any successor system operated by HKSCC or its successors;

“CCASS Participant” means a person admitted to participate in CCASS as a broker participant (CCASS Broker Participant) or a person admitted to participate in CCASS as a custodian participant (CCASS Custodian Participant) or a person admitted to participate in CCASS as an investor participant who may be an individual or joint individuals or a corporation (CCASS Investor Participant);

“Certificate” means a certificate issued or to be issued pursuant to the provisions of this Deed;

“Collective Investment Scheme” means:-

(a)                                 any arrangement made for the purpose, or having the effect, of providing facilities for the participation of persons, as beneficiaries under a trust, in profits or income arising from the acquisition, holding, management or disposal of securities or any other property whatsoever; and

(b)                                 any other investment vehicle of a similar nature to that described in paragraph (a) of this definition, including without limiting the generality of the foregoing any other open-ended investment company, limited partnership and mutual fund;

which, in any such case, has in issue units, shares or other interests (howsoever described) which are redeemable at the option of the holder thereof Provided That:-

(i)                                     in the case of any such arrangement or investment vehicle the assets of which are divided into two or more separate portfolios (whether described as portfolios, sub-funds or by any other name) in which an investor may separately invest, each such portfolio shall be deemed to be a separate Collective Investment Scheme; and

(ii)                                  in relation to any such Collective Investment Scheme, “unit” means any unit, share or other interest (howsoever described) of similar nature in such Collective Investment Scheme;

“Commission” means the Securities and Futures Commission established by the Securities and Futures Ordinance;

“Commodities” (and likewise “Commodity”) means all precious metals and all other commodities or merchandise of any nature (other than cash and any other merchandise which would fall within the definition of “Investment” if the reference to “Commodity” were omitted therefrom) and includes any futures contract and any financial futures contract. For the purposes of this definition “financial futures contract” means:-

(a)                                 any contract which is traded on the London International Financial Futures Exchange, the Chicago Board of Trade or such other exchange or market as the Trustee may approve and is described or treated by persons trading in such contract as a financial futures contract or

(b)                                 any contract expressed as being in respect of the sale or purchase of a share price index for settlement at a future date.

“Commodities Market” means any commodities exchange, over-the-counter market or commodities market in any country in the world and includes, in relation to a particular Commodity, any responsible firm, corporation or association in any country in the world dealing in such Commodity as to be expected generally to provide in the opinion of the Manager and the Trustee a satisfactory market for the Commodity and in such a case the Commodity shall be deemed to be the subject of an effective permission to deal on the Commodity Market deemed to be constituted by such firm, corporation or association;

“Connected Person” in relation to any person (such person for the purpose of this definition, referred to as “the Principal”) means:-

(a)                                 any person beneficially owning, directly or indirectly, 20 per cent. or more of the ordinary share capital of the Principal or able to exercise, directly or indirectly, 20 per cent. or more of the total voting rights attributable to the voting share capital of the Principal;

(b)                                 any company controlled by any such person as is described in (a) above and for this purpose “control” of a company means (i) control (either direct or indirect) of the composition of the board of directors of that company; or (ii) control (either direct or indirect) of more than half the voting rights attributable to the voting share capital of that company; or (iii) the holding (either directly or indirectly) of more than half of the issued share capital (excluding any part of it which confers no right to participate beyond a specified amount in a distribution of either profits or capital), provided always that if the Trustee and the Manager agree some other definition of the expression “control” such definition shall be substituted for the above definition thereof;

(c)                                  any company 20 per cent. or more in aggregate of whose ordinary share capital is beneficially owned, directly or indirectly, by the Principal and any company 20 per cent. or more in aggregate of the total votes attributable to the voting share capital of which can be exercised, directly or indirectly, by the Principal;

(d)                                 any director or other officer of any Principal or of any company which is a Connected Person pursuant to (a), (b) or (c) above;

“Distribution Account” means the Distribution Account referred to in sub-clause 15.1;

“Extraordinary Resolution” means an Extraordinary Resolution (within the meaning of paragraph 23 of Schedule 3) of a meeting of Holders duly convened and held in accordance with the provisions contained in Schedule 3;

“Final Distribution Date” means such date (being not later than four (4) calendar months after the end of the relevant Accounting Period) as may be determined by the Manager, with the approval of the Trustee, for the purpose of making any distribution pursuant to Clause 15 in respect of such Accounting Period;

“HKSCC” means the Hong Kong Securities Clearing Company Limited or its successors;

“HSBC Holdings Group” means HSBC Holdings plc, its subsidiaries and associated companies;

“Holder” means the person for the time being entered on the Register as the holder of a Unit including, where the context so admits, persons jointly so registered;

“Hong Kong” means Hong Kong Special Administrative Region of the People’s Republic of China;

“Initial Period” means such period as may be agreed between the Trustee and the Manager for the purpose of making an initial offer of Units;

“Interim Accounting Date” means the last Valuation Day in September in each year during the continuance of the Trust commencing on the date of commencement of the Trust, or such other date or dates in each year as the Manager may from time to time determine and notify to the Trustee and the Holders;

“Interim Distribution Date” in relation to any Interim Distribution Period means such date (being not later than three (3) months after the end of the relevant Interim Distribution Period) as may be determined by the Manager, and approved by the Trustee, for the purpose of making a distribution pursuant to Clause 15 in respect of such Interim Distribution Period;

“Interim Distribution Period” means a period commencing on the date of commencement of the Trust or on the date next following the expiry of the preceding Accounting Period and ending on the next succeeding Interim Accounting Date;

“Investment” means any share, stock, debenture, loan stock, bond, unit share or other interest in a Collective Investment Scheme, Commodity, share price index futures contract, security, commercial paper, acceptance, trade bill, treasury bill, currency, instrument or note of or issued by or under the guarantee of any body, whether incorporated or unincorporated, or of any government or local governmental authority or supranational body, whether paying interest or dividends or not, and whether fully paid, partly paid or nil paid and includes (without prejudice to the generality of the foregoing):-

(a)                                 any right, option or interest (howsoever described) in or in respect of any of the foregoing;

(b)                                 any certificate of interest or participation in, or temporary or interim certificate for, or receipt for or warrant to subscribe for or purchase, any of the foregoing;

(c)                                  any instrument commonly known or recognised as a security;

(d)                                 any receipt or other certificate or document evidencing the deposit of a sum of money, or any rights or interests arising under any such receipt, certificate or document;

(e)                                  any mortgage-backed security or other securitised receivable;

(f)                                   any bill of exchange and any promissory note; and

(g)                                  any right, option or interest (howsoever described) in or in respect of any index or indices comprised of any of the foregoing;

“Issue Price” means the issue price of the first Units as determined by the Manager in accordance with sub-clause 4.2.3 and thereafter calculated in accordance with Schedule 1;

“Management Fee” means any sum to which the Manager may become entitled pursuant to the provisions of sub-clause 19.1.1;

“Manager” means HSBC Investments (Hong Kong) Limited or any other person or persons for the time being duly appointed Manager of the Trust in succession thereto under the provisions of Clause 25;

“Minimum Number or Value of Units” means such number or value of Units as the Manager in any particular case or generally may from time to time prescribe as the minimum number or value of Units which may be held by any Holder;

“Net Asset Value” means the net asset value of the Trust Fund or, as the context may require, of a Unit calculated in accordance with the provisions of Schedule 1;

“Notice” means a notice given to a Holder or Holders in accordance with Clause 28 and “notified” shall be construed accordingly;

“Offering Memorandum” means the prospectus, explanatory memorandum, private placing memorandum or other offering document issued by the Manager in connection with the offer of Units, as the same may be updated and/or amended from time to time;

“person” includes firm, joint venture, company, body corporate or unincorporate or federation, state or subdivision thereof or any government or agency thereof;

“Preliminary Charge” means the Preliminary Charge (or an amount equivalent thereto), if any, referred to in sub-clause 4.5;

“qualified corporation” means a corporation acceptable to the Commission in relation to a Unit Trust authorised pursuant to the Securities and Futures Ordinance and to the relevant authorities in Hong Kong;

“Quoted Investment” means any Investment which is:-

(a)                                 for the time being authorised by the law of Hong Kong for the investment (without limit) of trust funds; or

(b)                                 selected or approved by the Manager for the purpose of investment of the Trust Fund and quoted or dealt in on a Recognised Securities Market or a Recognised Commodities Market; or

(c)                                  not covered by paragraphs (a) or (b) of this definition but selected by the Manager for the purposes of investment of the Trust Fund and:-

(i)                                     in the case of a bond, debenture, loan stock, certificate of deposit or other interest bearing security, quoted, listed or dealt in on any other Securities Market; or

(ii)                                  in the case of any form of Investment, an Investment in respect of which application has been made to a Recognised Securities Market for permission to deal and quotation or listing and the subscription or purchase of the same by the Manager is or will be conditional upon the grant thereof;

“Recognised Commodities Market” means any Commodities Market of repute in any country in the world which has for the time being the approval of the Manager and the Trustee;

“Recognised Securities Markets” means any stock exchange, over-the-counter market or association of dealers in securities of repute in any country in the world which has for the time being the approval of the Manager and the Trustee;

“Redemption Day” means such Business Day as the Manager may from time to time, with the approval of the Trustee, determine provided that reasonable notice of any such determination shall, unless the Trustee otherwise agrees, be given by the Manager to Holders at such time and in such manner as the Trustee shall approve;

“Redemption Dealing Deadline” in relation to any Redemption Day shall be such time on the relevant Redemption Day or such other day as the Manager and the Trustee determine or as detailed in the Offering Memorandum;

“Redemption Price” means the redemption price of a Unit calculated in accordance with Schedule 1;

“Register” means the register of Holders to be kept in accordance with Clause 5;

“Registrar” means HSBC Institutional Trust Services (Asia) Limited or such other person or firm (in case Units are listed on a stock exchange, a duly qualified registrar) as may with the prior approval of the Manager be appointed by the Trustee alone or jointly with the Manager, by whom the Register is for the time being and from time to time kept;

“Regulation S” means Regulation S under the Securities Act;

“Rule 144A” means Rule 144A under the Securities Act;

“Rule 144A Units” has the meaning set forth in Clause 4.15;

“Securities Act” means the U.S. Securities Act of 1933, as amended;

“Securities Market” means any stock exchange, over-the-counter market or other securities market in any country in the world and includes, in relation to any particular Investment, any responsible firm, corporation or association in any part of the world so dealing in the Investment as to be expected generally to provide in the opinion of the Manager a satisfactory market for the Investment and in such a case the Investment shall be deemed to be the subject of an effective permission to deal on the Securities Market deemed to be constituted by such firm, corporation or association;

“Securities and Futures Ordinance” means the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong), as may be amended, supplemented or otherwise modified from time to time;

“SEHK” means The Stock Exchange of Hong Kong Limited or its successors;

“specified fee” means such reasonable sum as the Manager and Trustee may from time to time agree;

“specified offices” means in the case of the Trustee, HSBC Institutional Trust Services (Asia) Limited having its registered office at 1 Queen’s Road Central, Hong Kong and in the case of the Manager, HSBC Investments (Hong Kong) Limited having its registered office at HSBC Main Building, 1 Queen’s Road Central, Hong Kong or such other or further offices as may from time to time be notified to the Holders;

“Subscription Day” means such Business Day as the Manager may from time to time, with the approval of the Trustee, determine provided that reasonable notice of any such determination shall, unless the Trustee otherwise agrees, be given by the Manager to Holders at such time and in such manner as the Trustee shall approve;

“Subscription Dealing Deadline” in relation to any Subscription Day shall be such time on the relevant Subscription Day or such other day as the Manager and the Trustee determine or as detailed in the Offering Memorandum;

“Trust” means the unit trust constituted by this Deed and to be called HSBC China Dragon Fund or, subject to sub-clause 25.3, such other name as the Manager may from time to time determine;

“Trustee” means HSBC Institutional Trust Services (Asia) Limited or such other person or persons for the time being duly appointed trustee or trustees hereof in succession thereto under the provisions of Clause 24 and with regard to any provision of this Deed providing for any act or matter to be done by the Trustee such act or matter may, without prejudice to the provisions of Clause 21, be performed on behalf of the Trustee by any person, appointed by the Trustee for such purpose or by any officer or responsible official of the Trustee or any such person and any act or matter so performed shall, subject to the terms hereof, be deemed for all the purposes of this Deed to be the act of the Trustee;

“Trustee Fee” means any sum to which the Trustee may become entitled by way of a fee for trustee services pursuant to the provisions of sub-clause 19.2;

“Trust Fund” means all the assets for the time being held or deemed to be held upon and subject to the terms and provisions of this Deed, except any amount for the time being standing to the credit of the Distribution Account;

“Unit” means one undivided share in the Trust;

“Unit Trust” has the meaning ascribed to it by the Securities and Futures Ordinance;

“Unquoted Investment” means any Investment which is not a Quoted Investment;

“Unrestricted Investment” means:

(a)                                 any Investment issued by, or the payment of principal, premium (if any) and interest on which is guaranteed by, the Government of any member state of the Organisation for Economic Co-operation and Development (each such member state being herein referred to as an “OECD country”);

(b)                                 any fixed interest Investments issued in any OECD country by any public or local authority or nationalised industry or undertaking of any OECD country or anywhere in the world by the International Bank for Reconstruction and Development, World Bank, European Investment Bank, Asian Development Bank or any other body which is, in the opinion of the Trustee, of similar standing; and

(c)                                  such other Investments (if any) as may by an Extraordinary Resolution be declared to be Unrestricted Investments or may be determined by the Commission from time to time as being Unrestricted Investments;

“Valuation Day” means each Business Day and/or such other day or days in addition thereto or in substitution therefore as may from time to time be determined by the Manager with the consent of the Trustee provided that not less than one (1) calendar month’s prior notice shall have been given to the Holders before any change in the Manager’s determination shall become effective.

“Valuation Point” means the close of business in the last relevant market to close or such other time as the Manager and the Trustee may agree from time to time on each Valuation Day on which the Net Asset Value of the Trust Fund and of a Unit falls to be calculated;

“Value”, except where otherwise expressly stated, means in relation to any Investment of the Trust Fund or any part thereof, the value thereof determined in accordance with Schedule 1;

“year” means calendar year;

“may” shall be construed as permissive;

“shall” shall be construed as obligatory; and

“in writing” and “written” includes printing, photography and other modes of representing or reproducing words in permanent visible form (including facsimile transmission provided that the sender’s machine shall have confirmed satisfactory transmission).

1.2                                                       References herein to “Hong Kong dollars” and “HK$” are to the currency of Hong Kong.

1.3                                                       References herein to “this Deed” and “these presents” shall mean this Deed and the Schedules hereto as from time to time amended by deed expressed to be supplemental hereto.

1.4                                                       Words importing the singular number only shall include the plural and vice versa; words importing one gender only shall include the other gender; words importing persons shall include corporations; words and expressions defined in the Companies Ordinance shall (where the context so admits) having the same meanings in this Deed; and references to any statute shall be deemed to be references to that statute as from time to time amended or re-enacted.

1.5                                                       The headings in this Deed are for convenience only and shall not affect the construction hereof. References in this Deed to Clauses and Schedules are to Clauses of and Schedules to this Deed and, unless the context otherwise requires, each reference to a sub-clause is to the relevant sub-clause of the Clause in which the reference appears.

1.6                                                       Any provision of this Deed requiring the consent or approval of, the notification to, or the acceptance by, the Commission shall be construed as requiring such consent, approval, notification or acceptance (as the case may be) only if and for so long as the Trust is authorised pursuant to Section 104 of the Securities and Futures Ordinance.

2.                                                              CONSTITUTION OF THE TRUST

2.1                                                       The Trustee shall stand possessed of the assets of the Trust Fund upon trust for the Holders according and subject to the provisions of this Deed and any monies forming part of the Trust Fund shall from time to time be invested, at the discretion of the Manager (which shall act in the best interests of Holders), in accordance with the provisions herein contained.

2.2                                                       The terms and provisions of this Deed shall be binding on the Trustee and the Manager and on the Holders and persons claiming through them as if such Holders and persons had been party hereto and the Trustee and the Manager are authorised and required to do as required of them by the terms of this Deed.

2.3                                                       The Holders shall not have or acquire any rights against the Trustee or the Manager in respect of Units other than those expressly conferred upon them by this Deed or by the Certificates.

2.4                                                       The interest of each Holder shall be represented by the Units for the time being registered in the name of such Holder. No Holder shall be entitled to any interest or share in any particular part of the Trust Fund.

2.5                                                       The Trustee shall be responsible for the safe keeping of the Trust Fund in accordance with the provisions of this Deed.

2.6                                                       Except to the extent expressly provided in this Deed, no Holder shall incur or assume any liability or be required to make any payment to the Trustee or the Manager in respect of Units held by such Holder.

2.7                                                       A copy of this Deed shall be made available for inspection free of charge by the public at the specified office of the Manager or its representative in Hong Kong at all times during usual business hours in Hong Kong and shall be supplied by the Manager to any person on application upon payment of a reasonable fee.

3.                                                              VALUATIONS AND PRICES

3.1                                                       The Trustee shall ascertain the Net Asset Value of the Trust Fund and of a Unit as at the Valuation Point in respect of each Valuation Day (except when the determination of prices has been suspended pursuant to sub-clause 3.3).

3.2                                                       3.2.1                                             If on any Subscription Day, the Manager shall propose to issue any Units pursuant to Clause 4, then it shall arrange to issue such Units according to the Issue Price of a Unit ascertained in accordance with the provisions of this Deed.

3.2.2                                             If on any Redemption Day the Manager shall propose to effect a reduction in the Trust pursuant to Clause 9, it shall arrange for such reduction according to the Redemption Price of a Unit ascertained in accordance with the provisions of this Deed.

3.3                                                       The Manager may, with the prior consent of the Trustee, declare a suspension of the determination of the Net Asset Value for the whole or any part of any period during which:-

(a)                                                         any Securities Market, Commodities Market or futures exchange on which a significant portion of the Investments of the Trust is listed, quoted, traded or dealt in is closed (other than customary weekend and holiday closing) or trading in any such exchange or market is restricted or suspended; or

(b)                                                         circumstances exist as a result of which, in the opinion of the Manager, it is not reasonably practicable to dispose of Investments held or contracted for the account of the Trust or as a result of which such disposal would be materially prejudicial to Holders; or

(c)                                                          when a breakdown occurs in any of the means normally employed in ascertaining the value of investments or the Net Asset Value of the Trust Fund or the Net Asset Value per Unit or when for any other reason the value of any of the investments or other assets of the Trust or the Net Asset Value of the Trust Fund or the Net Asset Value per Unit cannot in the opinion of the Manager reasonably or fairly be ascertained; or

(d)                                                         during which the Trust is unable to repatriate funds for the purpose of making payments on the redemption of Units by the Manager or during which any transfer of funds involved in the realisation or acquisition of Investments or payments due on redemption of Units cannot in the opinion of the Manager be effected at normal rates of exchange; or

(e)                                                          when the issue, redemption by the Manager or transfer of Units would result in the violation of any applicable law.

Such suspension shall take effect forthwith upon the declaration thereof and thereafter there shall be no determination of the Net Asset Value until the Manager shall after giving notice to the Trustee declare the suspension at an end, except that the suspension shall terminate in any event on the day following the first Business Day on which:-

(i)                                                             the condition giving rise to the suspension shall have ceased to exist; and

(ii)                                                          no other condition under which suspension is authorised under this sub-clause shall exist.

Each declaration by the Manager pursuant to this sub-clause shall be consistent with such official rules and regulations, if any, relating to the subject matter thereof as shall have been promulgated by any authority having jurisdiction over the Trust and as shall be in effect at the time. To the extent not inconsistent with such official rules and regulations, and subject to the foregoing provisions hereof, the determination of the Manager shall be conclusive.

3.4                                                       Whenever the Manager shall declare a suspension of the determination of the Net Asset Value under the provisions of this sub-clause, the Manager shall, as soon as may be practicable after any such declaration notify any relevant authorities if so required and at least once a month during the period of such suspension, cause a notice in one Hong Kong daily English language newspaper and one Hong Kong daily Chinese language newspaper, if applicable rules so require.

4.                                                              ISSUE OF UNITS

4.1                                                       The Manager and/or any person appointed by the Manager for such purpose shall have the exclusive right to effect for the account of the Trust the issue of Units (no fractions of a Unit may be issued and any rounding of subscription monies shall be retained by the Trust) and for this purpose to accept subscription monies for the account of the Trust Fund. No Units shall, unless the Manager otherwise agrees, be issued so as to give rise to a holding of less than the Minimum Number or Value of Units. The Manager shall have an absolute discretion to accept or reject in whole or in part any application for Units, Provided That the Manager shall in relation to all applications for Units, obtain sufficient evidence as to the identity of a proposed Holder so as to satisfy itself as to the provenance and legitimacy of the subscription monies. In the absence of satisfactory evidence the Manager shall reject an application and forthwith notify the Trustee of its decision.

4.2                                                       The Manager and the Trustee (which shall act upon the instruction of the Manager only) shall have the power to do everything necessary or desirable to be done in connection with the offering and listing of Units pursuant to any Offering Memorandum including, without limitation:

(a)                                                         negotiate and determine the terms of, and enter into on behalf of the Trust (and so as to bind the Trust Fund) and perform, each of (i) the agreements entered into on behalf of the Trust, whether such agreements are described in and contemplated by the Offering Memorandum, (ii) any underwriting agreement (as referred to and described in the relevant Offering Memorandum) and facilitate the settlement of over-allocations in connection with such offering (including the making available to any stabilisation manager or underwriter appointed in connection with such offering Units pending exercise or lapse of any over-allotment option granted in connection with the offering) and to the extent permitted under this Deed and by relevant laws, agree to pay and to procure payment of, on behalf of the Trust (and from the Trust Fund), any underwriting commissions and similar or related fees, and all relevant costs and expenses, as stipulated or contemplated in any underwriting agreements or which are otherwise incurred in connection with such offering and listing, (iii) a listing agreement entered into with SEHK; and

(b)                                                         give representations, warranties and undertakings, and grant guarantees and/or indemnities, on behalf of the Trust (and so as to bind and to be payable from the Trust Fund) including specifically (but without limitation) any representations, warranties, undertakings and/or indemnities under or in connection with any underwriting agreement and/or each of the agreements described in and contemplated by an Offering Memorandum (and, for the avoidance of doubt, subject to the provisions in this Deed, such indemnity or indemnities may indemnify third parties for the acts and omissions of the Manager on behalf of the Trust).

Notwithstanding the powers granted to the Trustee under this Clause 4.2, nothing in this Clause 4.2 shall be construed as obliging the Trustee to exercise these powers or requiring the Trustee to be a party to any underwriting agreements or any other agreements described in and contemplated by an Offering Memorandum, which the Trustee considers, in its reasonable discretion that it shall not be a party to.

4.2.1                                             The Trust Fund shall initially comprise the proceeds of the issue of Units during the Initial Period after deducting therefrom or providing thereout (where appropriate) the Preliminary Charge and any additional amount charged by the Manager pursuant to the provisions of sub-clause 4.7.

4.2.2                                             The Trust Fund shall thereafter be comprised of Investments cash and other property held or received by or on behalf of the Trustee for the account of the Trust, arising from the said proceeds and also out of the proceeds of Units subsequently issued (after deducting therefrom or providing thereout, where appropriate, the Preliminary Charge, and any charges made pursuant to subclause 4.7 but less any amount standing to the credit of any Distribution Account or distributed or paid out pursuant to this Deed).

4.2.3                                             The price at which the first Units shall be issued for cash during the Initial Period (which price is exclusive of the Preliminary Charge and any amounts charged pursuant to sub-clause 4.7) shall be determined by the Manager prior to the commencement of the Initial Period (for those Units which are offered during the Initial Period, which shall include those Units which may be issued pursuant to the exercise of the over-allotment option granted pursuant to Clause 4.2(a) above) or prior to the Subscription Day on which such Units are to be first issued (for those Units which are not offered during the Initial Period) and disclosed in the relevant Offering Memorandum.

4.2.4                                             The proceeds of the issue of newly created Units shall become subject to the provisions of this Deed immediately upon receipt by the Trustee.

4.2.5                                             No Units will be issued in multiple classes.

4.3                                                       After the expiry of the Initial Period the Manager, at its absolute discretion, may effect the issue of Units only on a Subscription Day.

4.4                                                       The price per Unit at which Units will be issued after the Initial Period for cash on a Subscription Day shall be the Issue Price as at the appropriate Valuation Day (which price is exclusive of the Preliminary Charge and any amounts charged pursuant to sub-clause 4.7).

4.5                                                       A Preliminary Charge may be made by the Manager on the issue of each Unit of a percentage (not exceeding the authorised percentage) of the price referred to in sub-clause 4.2.3 (in respect of Units sold during the Initial Period) or (in any other case) of the Issue

Price of such Unit on the Valuation Day at which the Issue Price of such Unit is ascertained. The Preliminary Charge shall be retained by or paid to the Manager for its own absolute use and benefit. The authorised percentage shall be five (5) per cent. or such higher percentage as the Manager with the approval of the Commission and the Trustee may determine or such lower percentage as the Manager may determine.

4.6                                                       The Manager may on any day differentiate between applicants as to the amount of the Preliminary Charge (within the permitted limit) to be added to the Issue Price of Units issued to them respectively and likewise the Manager may on any day on the issue of Units allow to persons applying for larger numbers of Units than others a discount or discounts to the Preliminary Charge on such basis or on such scale as the Manager may think fit (provided that no such discount shall exceed the Preliminary Charge added to the Issue Price of the Units concerned) and in any such case the amount of such Preliminary Charge to be deducted from the proceeds of issue of such Units shall be reduced by the amount of the discount and such discount shall accordingly be borne by the Manager. Any commission, remuneration or other sum payable by the Manager to any agent or other person in respect of the issue or sale of any Unit shall not be added to the price of such Unit but shall be paid by the Manager out of the Preliminary Charge or otherwise out of the assets of the Manager.

4.7                                                       The price at which the Units may be issued may, at the discretion of the Manager, include as an addition to the Issue Price a further amount sufficient to cover any underwriting commissions and expenses, costs and expenses relating to listing of the Units and authorisation of the Trust, delivery costs and any additional stamp duty or taxation (whether national, municipal or otherwise) leviable in the place of delivery in respect of the issue of Units or of the delivery or issue of Certificates in respect thereof or the remittance of money to the Trustee.

4.8                                                       Subject to sub-clause 6.1, no Certificate shall be issued in respect of any Units issued for cash until the Trustee is (or the Manager on behalf of the Trustee is) satisfied that the full amount of the Issue Price therefor, in cleared funds, together with any Preliminary Charge and such additional amounts levied pursuant to sub-clause 4.7 have been duly received by the Trustee (or the Manager on behalf of the Trustee). All amounts so received (apart from any Preliminary Charge and any additional amount charged pursuant to the provisions of sub-clause 4.7) shall forthwith on receipt as aforesaid form part of the Trust Fund.

4.9                                                       Payment for Units subscribed during the Initial Period shall be due in cleared funds prior to the close of the Initial Period or such later date as the Manager with the approval of the Trustee may determine. Payment for Units issued for cash after the Initial Period for Units shall be due forthwith upon issue thereof or such time as the Manager with the approval of the Trustee may determine and as set out in the Offering Memorandum. If payment in full in cleared funds shall not have been received within such period as the Manager may from time to time with the approval of the Trustee determine then the Manager may (without prejudice to any claim in respect of the failure of the applicant to make payment when due) in any event cancel (wholly or in part, as the case may be) the issue of the relevant Units and shall cancel (wholly or in part, as the case may be) such issue if either (a) the Trustee so requires or (b) the Units in respect of which the Issue Price shall hot have been received in full as aforesaid constitute more than 2.5 per cent. of the total number of Units in issue on such day. Upon such cancellation, the relevant Units shall be deemed never to have been issued and the applicant therefor shall have no right to claim in respect thereof against the Manager or the Trustee, provided that (i) no previous valuations of the Trust Fund shall be re-opened or invalidated as a result of the cancellation of such Units; (ii) the Trustee shall be entitled to charge the applicant (and retain for its own account) a cancellation fee for such amount as it may from time to time determine to represent the administrative costs involved in processing the application for such Units from such applicant.

4.10                                                The parties shall furnish to each other from time to time on demand all reasonable information which may be necessary to ascertain the Net Asset Value of the Trust Fund.

4.11                                                Any Units subscribed by it on a Subscription Day and for the time being outstanding may, without notice, be sold by the Manager on the same or any subsequent Redemption Day, if applicable. Such sale shall be effected at any price not exceeding the aggregate of (a) the Issue Price and (b) the Preliminary Charge (if any) and any amounts pursuant to sub-clause 4.7 which would have been charged on an issue of the same number of Units; and the Manager shall be entitled to retain for its own use and benefit all monies received by it on such resale.

4.12                                                Units shall not be issued or sold by the Manager during any period when the determination of Net Asset Value of the Trust Fund is suspended pursuant to sub-clause 3.3.

4.13                                                Without prejudice to the preceding provisions of this Clause, and if and to the extent permitted by applicable laws and regulations, the Manager may from time to time with the approval of the Trustee make arrangements for:-

4.13.1                                      the issue of Units by way of exchange to the holders of units of one or more other Collective Investment Schemes for such units or the cash or other property represented thereby upon such terms (including provision for paying out of the Trust Fund the costs, fees and expenses of such exchange and a Preliminary Charge not exceeding that permissible in the case of Units issued for cash) as the Manager may think fit provided that the Trustee is satisfied that the price at which such units cash or other property are taken into the Trust Fund and the other terms shall not be such as are likely to result in any prejudice to the existing Holders.

4.13.2                                      the issue of Units to a person by way of exchange for Investments upon such terms as the Manager may think fit but subject to and in accordance with the following provisions:-

4.13.2.1                            no Units shall be issued until the Investments shall have been vested in the Trustee to the Trustee’s satisfaction;

4.13.2.2                            no Units shall be issued to persons if as a result the provisions of Clause 13 would be infringed;

4.13.2.3                            any such exchange shall be effected on the terms (including provision for paying out of the Trust Fund the expenses of the exchange, and a Preliminary Charge as specified in sub-clause 4.5) that the number of Units to be issued shall be that number which would have fallen to be issued for cash at the current Issue Price against payment of a sum equal to the value of the Investments transferred plus such sum as the Manager may consider represents an appropriate provision for fiscal and purchase charges which would be involved in the acquisition of the Investments by purchase for cash but minus such sum as the Manager may consider represents any fiscal or other expenses as aforesaid to be paid out of the Trust Fund in connection with the vesting of the Investments;

4.13.2.4                            the Investments to be transferred to the Trust shall be valued on such basis as the Manager may decide so long as the same does not exceed the highest amount that would be obtained on the date of the exchange by applying the provisions of Schedule 1;

4.13.2.5                            the Trustee and the Manager shall be satisfied that the terms of such exchange shall not be such as are likely to result in any prejudice to the existing Holders.

4.14                                                The Units shall only be offered or sold (a) outside the United States in accordance with Regulation S to non-U.S. persons (as defined in Regulation S) or (b) in the United States in accordance with Rule 144A only to investors that are both a qualified institutional buyer (as defined in Rule 144A) and a “qualified purchaser” (as defined in Section 2 of the U.S. Investment Company Act of 1940, as amended).

4.15                                                Each purchaser of the Units that are offered and sold in the United States in reliance on Rule 144A (the “Rule 144A Units”) shall be required to execute and deliver to The Hongkong and Shanghai Banking Corporation Limited a certificate in substantially the form set forth in Schedule 5 hereto.

5.                                                              REGISTER OF HOLDERS

5.1                                                       A register of Holders shall be kept by or under the supervision of the Registrar in a form and manner approved by the Trustee and so that the provisions set out in Schedule 4 shall be observed. There shall be entered in the Register:-

(a)                                                         the names and addresses of the Holders;

(b)                                                         the number of Units held by every such person and the serial number of any relevant Certificate or Certificates (if any) in respect thereof;

(c)                                                          the date on which the name of every such person was entered in respect of the Units standing in his name and (where he became a Holder by virtue of an instrument of transfer) a reference sufficient to enable the name and address of the transferor to be identified;

(d)                                                         the date on which any transfer is registered and the name and address of the transferee; and

(e)                                                          details of each redemption of Units and the date on which any Units are cancelled pursuant to the provisions of Clause 9.

Provided that the Registrar shall not be bound to register more than four persons as the joint Holders of any Units and in the case of Units held jointly by several persons the Registrar shall not be bound to issue more than one Certificate therefor and delivery of a Certificate to one of such persons shall be sufficient delivery to all.

5.2                                                       Any change of name or address on the part of any Holder shall forthwith be notified to the Registrar who on being satisfied thereof and on compliance with such formalities as either it or the Trustee may require shall alter or cause the Register to be altered accordingly.

5.3                                                       Except when the Register is closed in accordance with the provisions hereinafter contained the Register shall during business hours (subject to such reasonable restrictions as the Trustee may impose but so that not less than two hours in each Business Day in Hong Kong shall be allowed for inspection) be open to the inspection of any Holder without charge, provided that if the Register is kept on magnetic tape or in accordance with some other mechanical or electronic system the provisions of this sub-clause 5.3 may be implemented by the production of legible evidence of the contents of the Register.

5.4                                                       The Register may be closed at such times and for such periods as the Trustee may from time to time determine, provided that it shall not be closed for more than thirty (30) Business Days in any one year.

5.5                                                       A body corporate may be registered as a Holder or as one of joint Holders.

5.6                                                       The Register may be kept either in written form or (without prejudice to the provisions of sub-clause 5.3) by such other means (including magnetic or electronic recording) as the Trustee shall from time to time approve.

5.7                                                       Save as herein provided, the Register shall be conclusive evidence as to the persons entitled to the Units entered therein and no notice of any trust express, implied or constructive, shall be entered on the Register. The Holder shall be the only person to be recognised by the Trustee or by the Manager as having any right, title or interest in or to Units registered in his name and the Trustee and the Manager may recognise such Holder as absolute owner thereof and shall not be bound by any notice to the contrary and shall not be bound to take notice of or to see to the execution of any trust or, save as herein expressly provided or save as by some court of competent jurisdiction ordered, to recognise any trust or equity or other interest affecting the title to any Units.

5.8                                                       A receipt signed or purporting to be signed by the Holder for any monies payable in respect of Units shall be a good discharge to the Trustee and the Manager, and if several persons are registered as joint Holders, or in consequence of the death of a Holder are entitled to be so registered, any one of them may give effectual receipts for any such monies.

5.9                                                       If and to the extent any Units are deposited, cleared and settled in CCASS, HKSCC Nominees Limited shall be the sole Holder, holding such Units for the CCASS Participants in accordance with the general rules of CCASS. The Trustee and the Manager acknowledge that pursuant to the general rules of CCASS neither HKSCC Nominees Limited nor HKSCC has any proprietary interest in the Units deposited in CCASS.

6.                                                              CERTIFICATES

6.1                                                       No Certificates will be issued unless the Manager and the Trustee otherwise agree and all references in this Deed to the issue of a Certificate or Certificates shall be construed accordingly. Certificates shall be in registered form and shall be in the form set out in Schedule 2 or in such other form as may from time to time be agreed between the Manager and the Trustee or the Registrar. Each Certificate shall bear a serial number and shall specify the number of Units represented thereby and the name of the Holder.

6.2                                                       If the Manager shall at any time or times with the approval of the Trustee (and upon the Manager or the Trustee giving to each Holder not less than twenty-one (21) days’ prior notice) determine that each Unit shall be sub-divided into two or more Units (whereupon each such Unit shall stand sub-divided accordingly), the Trustee shall forthwith either require each Holder concerned (who shall be bound accordingly) to deliver up his Certificate for endorsement or enfacement with the number of Units thereby represented as a result of such sub-division or send or cause to be sent to each such Holder at the Holder’s risk a Certificate or Certificates representing the number of additional Units to which the Holder is entitled by reason of the sub-division, and the appropriate entries shall be made in the Register.

6.3                                                       6.3.1               Certificates may represent any fraction of a Unit or any other denomination of Units.

6.3.2               Every fraction of a Unit shall rank pari passu proportionately with a Unit.

6.4                                                       Certificates shall be prepared by the Registrar and signed by an authorised signatory on behalf of the Trustee or its duly appointed agent or in some manner authorised by the Trustee and such signature shall either be autographic, facsimile or affixed by some mechanical means under the control of the Trustee or its duly authorised agent. No Certificate shall be of any force or effect until so signed. Certificates so signed shall be valid and binding notwithstanding that the Trustee or any person whose signature appears thereon as a duly authorised signatory of the Trustee may have ceased to be the Trustee or (as the case may be) so authorised.

6.5                                                       The Trustee or its duly appointed agent shall sign and deliver to or to the order of the Registrar Certificates in such denominations as may be required for Units agreed to be issued and for which one or more Certificates have been requested by the relevant Holders and for such purpose shall be entitled to rely on a declaration in writing by the Manager as to the Units from time to time agreed to be issued and the request for Certificates (if appropriate), but the Trustee shall deliver such Certificates only against payment to the Trustee of the cash receivable by the Trust in respect of the issue of the Units concerned. The Trustee shall also from time to time sign and deliver Certificates required to be issued pursuant to any provision of this Deed upon due compliance with the conditions applicable thereto.

6.6                                                       The Manager shall be treated for all the purposes of this Deed as the Holder of each Unit during such times as there shall be no other person registered or entitled to be registered as the Holder, but nothing herein contained shall prevent the Manager from becoming the Holder of Units. As a Holder the Manager shall deal with the Trust on the same terms and conditions as other Holders as set out in this Deed.

6.7                                                       Subject to the provisions of this Deed and subject to any regulations as may from time to time be made by the Trustee every Holder shall be entitled at any time to surrender any or all of his Certificates (if any), in exchange for one or more Certificates of such authorised denominations as he may require representing the same aggregate number of Units. Before any such exchange as aforesaid is carried out the Holder shall surrender to the Registrar for cancellation the Certificate or Certificates to be exchanged and shall pay to the Registrar all monies (if any) payable hereunder in respect of the issue of the new Certificate or Certificates.

6.8                                                       In case any Certificate shall become mutilated or defaced the Trustee in its discretion may (subject to sub-clause 6.9) issue to and at the request of the Holder of the Units represented thereby (in exchange therefor and upon surrender thereof) a new Certificate representing the same aggregate number of Units and in case any Certificate shall be lost, stolen or destroyed the Trustee in its discretion may (subject as aforesaid) issue to and at the request of the Holder of the Units represented thereby a new Certificate in lieu thereof.

6.9                                                       Neither the Manager nor the Trustee shall incur any liability for any action which they or either of them may have taken in good faith under or pursuant to any of the provisions of sub-clause 6.8. No such new Certificate shall in any event be issued pursuant to any of those provisions unless the applicant shall previously have:-

(a)                                                         furnished to the Manager and/or the Trustee evidence satisfactory to them of the mutilation or defacement or (as the case may be) the loss theft or destruction of the original Certificate;

(b)                                                         paid all expenses incurred in connection with the investigation of the facts;

(c)                                                          (in the case of mutilation or defacement) produced and surrendered the mutilated or defaced Certificate for cancellation; and

(d)                                                         furnished to the Trustee and/or Manager such indemnity (if any) as the Manager and/or the Trustee may require.

6.10                                                Before issuing any Certificate under any of the provisions of this Clause the Trustee may require from the applicant for such Certificate the payment to it of a fee not exceeding the specified fee or the equivalent thereof in other currencies for every new Certificate so issued together with a sum equal to the expenses incurred by the Trustee and Manager in connection therewith.

6.11                                              Upon a transfer or redemption of Units or upon a distribution in respect of any Unit, the Manager and the Trustee may, in their absolute discretion, dispense with production of any Certificate which has been lost, stolen or destroyed upon compliance by the Holder with the like requirements as are set out in sub-clause 6.9.

6.12                                                Each Certificate issued hereunder shall upon issuance bear an appropriate legend, including a legend substantially to effect set forth below:

THE UNITS EVIDENCED HEREBY OF HSBC CHINA DRAGON FUND (THE “FUND”) HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OF THE UNITED STATES, NOR HAS THE FUND BEEN REGISTERED AS AN INVESTMENT COMPANY UNDER THE U.S. INVESTMENT COMPANY ACT OF 1940, AS AMENDED. THE UNITS EVIDENCED HEREBY MAY NOT BE OFFERED, RESOLD, PLEDGED OR TRANSFERRED, AT ANY TIME, WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS (AS SUCH TERM IS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) EXCEPT TO THE U.S. SELLING AGENT OF THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED AND PERMITTED TRANSFEREES THEREOF.

Each Certificate that bears or is required to bear the legend set forth above, and each Unit evidenced thereby, shall be subject to the restrictions on transfer set forth in such legend, and the holder of each Certificate, by such holder’s acceptance thereof, shall be deemed to have agreed to be bound the restrictions on transfer set forth above.

7.                                                              TRANSFER

7.1                                                       A Holder shall be entitled to transfer the Units or any of the Units registered in his name by an instrument in writing in common form (or in a standard form issued by SEHK or in such other form as the Trustee may from time to time approve), provided that no transfer of part of a holding of Units shall, unless the Manager otherwise agrees, be registered if in consequence thereof either the transferor or the transferee would be the Holder of less than the Minimum Number or Value of Units; and provided further that unless the transfer comprises the whole of the holding of Units of a Holder, Units shall be only transferable in multiples of such number of Units for the time being prescribed by the Manager, which shall be one Unit until any other number is prescribed. The instrument of transfer need not be a deed.

7.2                                                       Every instrument of transfer must be signed by (or, in the case of a transfer by a body corporate, signed on behalf of or sealed by) the transferor and the transferee or, if the transferor or transferee is a clearing house or its nominee(s), by hand or by machine imprinted signature, and subject to the provisions of sub-clause 6.6 and of sub-clause 7.6 the transferor shall be deemed to remain the Holder of the Units transferred until the name of the transferee is entered in the Register in respect thereof.

7.3                                                       Every instrument of transfer must, insofar as required by applicable laws, be duly stamped with any applicable stamp duty and left with the Registrar for registration accompanied by any necessary declarations or other documents that may be required in consequence of any legislation for the time being in force and (subject to sub-clause 6.11) by the Certificate or Certificates (if any) relating to the Units to be transferred and such other evidence as the Registrar or Trustee may require to prove the title of the transferor or his right to transfer the Units.

7.4                                                       All instruments of transfer which shall be registered may be retained by the Trustee or by the Registrar on its behalf.

7.5                                                       A fee not exceeding the specified fee may be charged by the Registrar on behalf of the Trustee for the registration of each transfer and the issue of a new Certificate in the name of the transferee and a balance Certificate (if necessary) in the name of the transferor and such fee must if required by the Registrar on behalf of the Trustee be paid before the registration of the transfer.

7.6                                                       In the case of a transfer in favour of the Manager, the Trustee (or the Registrar on its behalf) shall upon registration thereof cancel the Certificate or Certificates (if any) in respect of the Units transferred and remove the name of the Holder from the Register in respect of such Units. Such removal shall not be treated for any purposes of this Deed as a cancellation of the Units or as withdrawing the same from issue.

8.                                                              TRANSMISSION

8.1                                                       In case of the death of any one of joint Holders the survivor or survivors shall be the only persons recognised by the Trustee, the Registrar and the Manager as having any title to or interest in the Units represented thereby and upon producing such evidence of the death as the Trustee or the Registrar may require and in the case of any Unit in respect of which a Certificate is then in issue delivering the relevant Certificate the survivor or survivors shall be entitled to have a new such Certificate duly issued in his or their name or names as may be appropriate.

8.2                                                       The executors or administrator of a deceased Holder (not being one of several joint Holders) shall (subject to the proviso to sub-clause 5.1) be the only persons recognised by the Trustee and the Manager as having title to the Units represented thereby.

8.3                                                       Any person becoming entitled to a Unit in consequence of the death or bankruptcy of any sole Holder or of the survivor of joint Holders shall subject as hereinafter provided upon producing such evidence as to his title as the Trustee (or the Registrar) shall think sufficient either be registered himself as Holder of such Unit upon giving to the Trustee and the Registrar notice in writing of his desire to be registered or transfer such Unit to some other person. All the limitations, restrictions and provisions of this Deed relating to transfers shall be applicable to any such notice or transfer as if the death or bankruptcy had not occurred and such notice or transfer were a transfer executed by the Holder.

8.4                                                       A person becoming entitled to a Unit in consequence of death or bankruptcy as aforesaid may give a discharge for all monies payable in respect of the Unit but he shall not be entitled to receive notices of or to attend or vote at any meeting of Holders until he shall have been registered as the Holder of such Unit.

8.5                                                       The Trustee may retain any monies payable in respect of any Unit of which any person is under the provisions as to the transmission of Units hereinbefore contained entitled to be registered as the Holder or which any person under those provisions is entitled to transfer until such person shall be registered as the Holder of such Unit or shall duly transfer the same.

8.6                                                       In respect of the registration of any Probate, Letters of Administration, Power of Attorney, Marriage or Death Certificate, Notice in lieu of Distringas, Stop Notice, Order of the Court, Deed Poll or other document relating to or affecting the title to any Unit there shall be paid by the applicant for registration to the Trustee (or the Registrar on its behalf) the specified fee.

9.                                                              REDEMPTION OF UNITS BY THE MANAGER

9.1                                                       The Manager shall have the right on any Redemption Day by notice in writing delivered to the Trustee, to effect reductions of the Trust Fund by the surrender of Certificates to the Trustee for cancellation of some or all of the Units represented thereby or by requiring the Trustee to cancel Units in respect of which no Certificate is outstanding. Such notice shall state the number of Units to be cancelled and the amount payable to the Manager in respect thereof. Before exercising such right it shall be the duty of the Manager to ensure that the Trust Fund includes (or will upon the completion of the sale of Investments agreed to be sold include) cash sufficient to pay the amount payable to the Manager upon such reduction. In respect of each Unit so cancelled the Manager shall be entitled to receive out of the Trust Fund the Redemption Price per Unit as at the appropriate Valuation Day in relation to the Redemption Day on which such cancellation is to be effected.

9.2                                                       Any amount payable to the Manager under sub-clause 9.1 shall be payable as soon as practicable against surrender to the Trustee of the Certificates (if any) to be cancelled or against delivery to the Trustee of particulars of the Units to be cancelled in respect of which no Certificate is outstanding. Upon such payment and surrender the Units in question shall be deemed to have been cancelled and withdrawn from issue.

9.3                                                       The right of the Manager to require cancellation of any Unit shall be suspended during any period when the calculation of the Net Asset Value of the Trust Fund is suspended pursuant to sub-clause 3.3.

9.4                                                       If it shall come to the notice of the Manager that Units are owned directly or beneficially by any person in contravention of any laws or requirements of any country, any governmental authority or any stock exchange on which such Units are listed or in circumstances (whether directly or indirectly affecting such person and whether taken alone or in conjunction with any other persons, connected or not, or any other circumstances appearing to the Manager to be relevant) which in its opinion might result in the Trust incurring any liability to taxation or suffering any other pecuniary disadvantage which the Trust might not otherwise have incurred or suffered, the Manager, at its absolute discretion, may give notice to such person requiring him to transfer such Units to a person who would not thereby be in contravention of any such restrictions as aforesaid or may give a request in writing for the redemption of such Units. If any person upon whom such a notice is served pursuant to this sub-clause does not within ten days after such notice transfer such Units as aforesaid or establish to the satisfaction of the Manager (whose judgment shall be final and binding) that such Units are not held in contravention of any such restrictions he shall be deemed upon the expiration of ten days to have been given a compulsory redemption notice by the Manager relating to all such Units and such Units will be redeemed, or be purchased by the Manager, at the Redemption Price per Unit as at the next following Valuation Day, and the redemption proceeds will be paid to such Holder as soon as practicable.

9.5                                                       For the purpose of ensuring compliance with sub-clause 9.4 the Manager may at any time and from time to time call upon any person holding or appearing to the Manager to hold directly or beneficially any Units, by notice in writing, to provide to the Manager such information and evidence as the Manager shall require in respect of any matter concerned with or in relation to such person’s holding of or interest in, or the ultimate beneficial owners of (or intermediate holders or owners of), Units.

9.6                                                       Except where, by agreement between the Trustee and the Manager, the Trustee is responsible for valuations of the Trust Fund and/or calculation of the Issue Prices and the Redemption Prices of Units, the Trustee shall be under no obligation to check the calculation of the amount payable to the Manager in respect of the cancellation of Units but shall be entitled if it so desires to require the Manager to justify the same at any time before audited accounts of the Trust Fund have been prepared covering the relevant Redemption Day.

10.                                                       NO REDEMPTION OF UNITS BY HOLDERS

No Holder shall have any right to demand redemption of Units owned by him.

11.                                                       BASE CURRENCY

11.1                                                The records and accounts of the Trust shall be maintained in the Base Currency. The Base Currency shall be Hong Kong dollars until the Manager otherwise specifies with the approval of the Trustee. The Manager may at any time with the approval of the Trustee change the Base Currency provided that the Manager shall notify the Holders at least fourteen (14) days prior to the change.

11.2                                                Payments for Units, payments to Holders out of the Trust Fund, payments by the Manager for Units purchased from Holders under Clause 9 and all other payments in relation to Units provided for in this Deed shall be made in the Base Currency, provided that (a) the Manager may accept payment for Units in a currency other than the Base Currency and may convert such currency at the cost of the investor into the Base Currency (b) the Manager, the Trustee and the Registrar may accept payment of any charges or expenses payable to them hereunder by any Holder (other than on the issue or sale of Units) in a currency other than the Base Currency, (c) the Manager may make payment pursuant to Clause 9 in a currency other than the Base Currency and in such event the costs of exchange shall be borne by the person entitled to such payment and (d) to the extent required by any applicable law or regulation distributions to Holders may be paid in a currency other than the Base Currency.

12.                                                       INVESTMENT POWERS AND STOCK LENDING

12.1                                                All cash and other property which ought in accordance with the provisions of this Deed to form part of the Trust Fund shall be paid or transferred to the Trustee forthwith on receipt by the Manager and all cash shall (except in so far as such cash may in the opinion of the Manager be required for transfer to the Distribution Account or for other purposes of or incidental to the carrying into effect of this Deed) be applied at the discretion of the Manager (but subject always to the provisions of this Deed) in the acquisition of Investments, provided that all or any amount of cash may during such time or times as the Manager may think fit be retained in any currency or currencies as the Manager may think fit:-

12.1.1                                      in cash or on deposit with, or in certificates of deposit or other money market or banking instruments issued by the Trustee (if a banker or other financial institution) or any banker or other financial institution in any part of the world approved by the Trustee (including the Manager or any Connected Person of the Manager or the Trustee) for the time being receiving money on deposit from the public or any section of the public; or

12.1.2                                      on deposit in any other manner authorised by the relevant laws with any person approved by the Trustee; or

12.1.3                                      on deposit pursuant to the provisions of sub-clause 14.2 with any person approved by the Trustee.

12.2                                                Without prejudice to the provisions of sub-clause 21.1 the Trustee shall be entitled to procure:-

(a)                                 any officer or responsible official of the Trustee jointly with the Trustee; or

(b)                                 any nominee appointed by the Trustee; or

(c)                                  any such nominee and the Trustee; or

(d)                                 any custodian, co-custodian or sub-custodian appointed pursuant to the provisions of this sub-clause; or

(e)                                  any company operating a recognised depository or clearing system in respect of the Investments or other property involved; or

(f)                                   any broker, financial institution or other person (or, in each case, its nominees) with whom the Investments are deposited in order to satisfy any requirement to deposit margin or securities;

to take delivery of and retain and/or to be registered as proprietor of any Investments held upon the trusts of this Deed. The Trustee may from time to time solely or jointly with the Manager appoint such person or persons as it thinks fit (including, without limitation, itself or any Connected Person) as custodian or co-custodians of the whole or any part of the Investments comprised in the Trust Fund and may empower any such custodian or co-custodian to appoint, with the prior consent in writing of the Trustee, sub-custodians and the fees and expenses of such custodian, co-custodians and sub-custodians shall be paid out of the Trust Fund.

12.3                                                The Manager may from time to time for the account of Trust enter into underwriting or sub-underwriting contracts in relation to the subscription or purchase of Investments upon such terms in all respects as they shall think fit subject always to the provisions of this Deed and provided that no such contract for the account of the Trust Fund shall relate to an Investment which if acquired would constitute a holding for the account of Trust Fund in excess of the limits specified in Clause 13. All commissions or other fees received by the Manager and all Investments or cash acquired pursuant to any such contract shall form part of the Trust Fund and any subscription or purchase moneys payable thereunder shall be paid out of the Trust Fund.

12.4                                                Any Investment or other property comprised in the Trust Fund may at any time be realised at the discretion of the Manager either in order to invest the proceeds of sale in other Investments or to provide cash required for the purpose of any provision of this Deed or in order to retain the proceeds of sale in cash or on deposit as aforesaid or partly one and partly another.

12.5                                                The Manager or any Connected Person of the Manager may purchase and sell Investments for the account of the Trust as agent for the Trustee provided that they shall account for all rebates of brokerage and commission which they may derive from or in connection with any such purchase or sale to the Trust on whose behalf such transaction was effected. The Manager or their Connected Persons may enter into contractual arrangements with other persons (including any Connected Person of the Manager or the Trustee) under which such other persons agree to provide them with or procure for them goods, services or other benefits in consideration of the Manager or a Connected Person of the Manager executing transactions to be entered into for the account of the Trust by or through the agency of such other persons (or persons connected thereto). The Manager shall procure that no such contractual arrangements are entered into unless the goods and services to be provided pursuant thereto are of demonstrable benefit to relevant Holders (taken as a body and in their capacity as such) whether by assisting the Manager in its ability to manage the Trust or otherwise, transaction execution is consistent with best execution standards and brokerage rates are not in excess of customary institutional full service brokerage rates. For the avoidance of doubt (and without prejudice to the generality of the foregoing) research and advisory services, economic and political analysis, portfolio analysis (including valuation and performance measurement), market analysis, data and quotation services, computer hardware and software incidental to the above goods and services, clearing and custodian services and investment-related publications may be considered as of such benefit to Holders and such goods and services do not include travel, accommodation, entertainment, general administrative goods or services, general office equipment or premises, membership fees, employee salaries or direct money payments.

12.6                                                Except in the case of a purchase for the account of the Trust of any unit, share or other interest in a Collective Investment Scheme managed by the Manager or any Connected Person or Associate of the Manager, the Trustee shall not, and neither the Manager nor any Connected Person shall without the written approval of the Trustee, as principal sell or deal in the sale of Investments to the Trustee for the account of the Trust or otherwise deal as principal with the Trust. If the Manager or any Connected Person or Associate of the Manager shall (with such approval if required, which may be given generally or in any particular case or cases) so sell or deal, the Manager or such Connected Person or Associate (as the case may be) may (except as otherwise expressly provided herein) retain for their or its own absolute use and benefit any profit which they or it may derive therefrom or in connection therewith.

12.7                                                The Manager or its Associates may, in accordance with applicable law and regulation, effect agency cross transactions where both the sale and purchase of an Investment are effected for clients (including the Trust on the one hand) of the Manager or its Associates provided that the sale and purchase decisions are in the interests of the Trust and the relevant clients, permitted within the investment guidelines/objectives of the Trust and the relevant clients and the transactions are executed on an arm’s length basis and at the best price reasonably obtainable by the Trust having regard to the kind, size and time of the transaction.

12.8                                                Any transaction authorised hereunder may be effected in and monies may be held hereunder in cash or on deposit as aforesaid in a currency or currencies other than the Base Currency and for such purpose foreign currency may be acquired either at the official rate of exchange or otherwise as the Manager and the Trustee may agree and either for present or forward settlement and any costs and commissions thereby incurred shall be paid out of the Trust Fund.

12.9                                                Where any cash forming part of the Trust Fund or the Distribution Account is transferred to a deposit account with the Trustee or the Manager or any Connected Person of either of them (being an institution licensed to accept deposits) such institution shall allow interest thereon in accordance with normal banking practice for deposits of that term at a rate not lower than the prevailing rate for deposits of a similar size and duration, in the same currency and with institutions of a similar standing negotiated at arms length. Subject thereto such banker or other financial institution shall be entitled to retain for its own use and benefit any benefit which it may derive from any cash for the time being in its hands (whether on current or deposit account) as part of the Trust Fund or of the Distribution Account (as the case may be).

12.10                                         Subject to the provisions of this Clause and Clause 13 the selection of all Investments or other property and the currency or currencies in which cash or deposits are kept or into which they are converted shall in all respects be the responsibility of the Manager solely and not of the Trustee and, subject to any express prohibition, restriction or limitation contained in this Deed, the Manager shall have full power to effect transactions for the account of the Trust Fund, including (but not limited to) power to engage in swap, spot and forward transactions and repurchase agreements in relation to currencies and other property.

12.11                                         Subject as provided below, the Trustee may at the request of the Manager arrange for any Investments for the time being comprised in the Trust Fund to be loaned by, or Investments to be loaned to, the Trust through the agency of any person acceptable for the purpose to the Trustee (including the Manager or the Trustee or any Connected Person of either of them). The Trustee shall only arrange for any Investments for the time being comprised in the Trust Fund to be loaned by the Trust if the Trustee has used reasonable endeavours to satisfy itself that adequate collateral will have been provided to the Trust by the borrower. Any income attributable to the Trust as a result of such loan shall, on receipt by the Trustee, be credited to the Trust Fund. Where any loan has been arranged through the Manager or the Trustee or a Connected Person of either of them, the relevant entity shall be entitled to retain for its own use and benefit any fee or benefit it receives on a commercial basis in connection with such arrangement.

12.12                                         All transactions carried out by or on behalf of the Trust must be at arm’s length. For so long as the Trust is authorised pursuant to section 104 of the Securities and Futures Ordinance, the value of transactions in any relevant Accounting Period in effecting transactions for the account of the Trust to persons connected to the Manager may not without the consent of the Commission exceed 50 per cent. of the total value of transactions effected for the account of the Trust in such Accounting Period.

12.13                                         Notwithstanding any other provision of this Deed, the Trustee shall have power to charge, pledge or otherwise encumber in any manner all or any part of the Trust Fund in favour of any person, including a Connected Person of the Trustee, in order to secure any guarantee given in relation to the Trust; and shall have power to indemnity the guarantor out of the assets of the Trust Fund in connection with such guarantee; and shall not be obliged to obtain any approval in relation thereto.

13.                                                       INVESTMENT RESTRICTIONS

13.1                                               In the exercise of its investment powers in relation to the Trust, the Manager shall, subject to relevant disclosures in the Offering Memorandum, ensure (so far as by such exercise they can ensure) that no Investment shall be purchased or made or added to if as a result thereof (after taking account of any unpaid instalments in respect thereof but subject to sub-clause 13.3 below):-

13.1.1                                      the Value of the Trust’s holding of securities issued by any one company or body would exceed 10 per cent. of the total Net Asset Value as at the most recent Valuation Point; or

13.1.2                                      the nominal amount of the Trust’s holding of ordinary shares (other than an Unrestricted Investment) of any one class in any company or body would exceed 10 per cent. of the total nominal amount of all the ordinary shares of that class immediately after such investment has been made; or

13.1.3                                      the Value of the Trust’s total holding of securities in the form of Unquoted Investments would exceed 15 per cent. of the total Net Asset Value as at the most recent Valuation Point; or

13.1.4                                      the Value of the Trust’s total holding of options and warrants in terms of the total amount of premium paid (other than options and warrants held for hedging purposes) would exceed 15 per cent. of the total Net Asset Value as at the most recent Valuation Point; or

13.1.5                                      the Value of the Trust’s total holding of units or shares in Collective Investment Scheme (including unlisted real estate investment trusts (“REITs”)) would in aggregate exceed 10 per cent. of the total Net Asset Value as at the most recent Valuation Point provided that no Investment may be made in any Collective Investment Scheme managed by the Manager or by a Connected Person of the Manager if such Investment would result in an increase in the overall total of preliminary charge, managers’ fee or other fees payable to the Manager or any Connected Person of the Manager which are borne by the Holders or by the Trust; or

13.1.6                                      the net total aggregate Contract Value whether payable to or by the Trust under all outstanding futures contracts (other than futures contracts entered into for hedging purposes), together with the aggregate Value of the Trust’s total holding of physical commodities (including gold, silver, platinum or other bullion) and commodity based investments (other than shares in companies engaged in producing, processing or trading in commodities), would exceed 20 per cent. of the Net Asset Value as at the most recent Valuation Point;

13.1.7             PROVIDED THAT notwithstanding sub-clause 13.1.1:-

13.1.7.1                            the Manager may invest all of the assets of such Investment Fund in Unrestricted Investments issued by the same issuer provided that they shall invest in not less than 6 different issues; and

13.1.7.2                            No Unrestricted Investment shall be purchased or made or added to if as a result thereof (after taking account of any unpaid instalments in respect thereof but subject to sub-clause 13.4 below) the Value of the Trust’s holding of Unrestricted Investments of the same issue would exceed 30 per cent. of the total Net Asset Value as at the most recent Valuation Point.

13.2                                               If and for so long as the Trust is authorised pursuant to section 104 of the Securities and Futures Ordinance, no investment may be made in any Collective Investment Scheme:-

13.2.1                                      which invests primarily in investments prohibited by the Commission for the purposes of investment by Collective Investment Schemes authorised by the Commission;

13.2.2                                      unless (in the case of any Collective Investment Scheme the assets of which are primarily invested in any type of investment in relation to which the Commission would, if the Trust were itself to invest directly in that type of investment, require its holding of that type of investment to be restricted) the Trust’s aggregate holding of interests in that Collective Investment Scheme and any other Collective Investment Scheme the assets of which are primarily invested in that type of investment is limited as if that restriction applied to the Trust and the Trust’s holdings of interests in that Collective Investment Scheme or Collective Investment Schemes were instead holdings of the same Value in that type of investment.

13.3                                                It shall not be necessary for the Manager to effect changes of Investments immediately merely because, owing to appreciations or depreciations in the Value of the Investments held or made for the account of the Trust, any of the limits referred to in this Clause shall be exceeded, nor by reason of any of those limits being exceeded as a result of the Trust receiving, taking up or participating in any rights, bonuses or benefits in the nature of capital, or any scheme or arrangement for amalgamation, reconstruction, conversion or exchange, or as a result of any redemption caused by a redemption of Units or any payment out of the Trust Fund but if and so long as any of such limits shall be exceeded the Manager shall not (otherwise than as aforesaid) acquire any further Investments which would result in such limit being further exceeded, and the Manager shall take all reasonable steps within a reasonable period of time to restore the position so that the limits exceeded in such cases will not persist.

13.4        The Manager shall not on behalf of the Trust:-

13.4.1                                      invest in a security of any class in any company or body if directors and officers of the Manager individually own more than 1/2 per cent. of the total nominal amount of all the issued securities of that class or collectively own more than 5 per cent. of those securities;

13.4.2                                      invest in any type of real estate (including buildings) or interests in real estate (including options or rights but excluding shares in real estate companies and interest in real estate investment trusts (“REITs”) that are listed on a stock exchange);

13.4.3                                      make short sales if as a result the Trust would be required to deliver securities having a Value exceeding 10 per cent. of the Net Asset Value;

13.4.4                                      write uncovered options;

13.4.5                                      write a call option on Investments if the aggregate exercise price of such call option and of all other call options written for the account of the Trust would exceed 25 per cent. of the Net Asset Value as at the most recent Valuation Point.

13.5        For the purposes of this Clause 13:-

13.5.1                                      “short sale” means a sale of securities actively traded on a Recognised Securities Market or Recognised Commodities Market where short selling activity is permitted which the vendor neither owns nor has the right to acquire at the time when the sale is agreed upon;

13.5.2                                      “option” means a right to buy or sell a security at a future date for a specified price;

13.5.3                                      “warrant” means a right to subscribe for securities during a specified period at a specified price; and

13.5.4                                      “securities” has the meaning given to such term in Schedule 1 Part 1 - 1. Interpretation of the Securities and Futures Ordinance;

13.5.5                                      “Contract Value” means the full amount expressed therein as being due to be paid or received by the purchaser, vendor or issuer thereunder upon settlement thereof or delivery thereunder.

13.6                                                Without prejudice to the powers of the Manager contained in the proviso to sub-clause 12.1 the Manager shall not on behalf of the Trust:-

13.6.1                                      make a loan out of the Trust Fund without the prior written consent of the Trustee except to the extent that the acquisition of an Investment or the making of a deposit might constitute a loan; or

13.6.2                                      assume, guarantee, endorse or otherwise become directly or contingently liable for or in connection with any obligation or indebtedness of any person in respect of borrowed money without the prior written consent of the Trustee; or

13.6.3                                      enter into any obligation on behalf of the Trust or acquire any asset for the account of the Trust which involves the assumption of any liability by the Trustee which is unlimited.

13.7                                              The Manager (i) shall not be entitled to apply any part of the Trust Fund in the acquisition of any Investments or other property which are for the time being nil paid or partly paid in respect of which a call is due to be made unless the Trustee is satisfied that such call could be met in full out of cash or near cash forming part of the Trust Fund which has not been appropriated and set aside for any other purposes of this Deed and (ii) shall not be entitled without the consent of the Trustee (but without prejudice to item (i) of this sub-clause) to apply any part of the Trust Fund in the acquisition of any other Investment or other property which is in the opinion of the Trustee likely to involve the Trustee in any liability (contingent or otherwise). In any such case and in the case of any underwriting or sub-underwriting pursuant to sub-clause 12.3 and notwithstanding that the Trustee is required to give its consent as aforesaid, the Trustee shall be entitled but not bound to appropriate and set aside cash or other property comprised in the Trust Fund approved by the Manager and acceptable to the Trustee sufficient to provide for such call or liability in full or (as the case may be) for meeting any underwriting or sub-underwriting. The cash or other property so appropriated shall form part of the Trust Fund but shall not be available for application without the consent of the Trustee in any way otherwise than as may be required for paying up the call or meeting the liability in respect of which the appropriation was made so long as and to the extent that such call remains outstanding or (as the case may be) such liability continues.

13.8                                                In making or disposing of Investments on behalf of the Trustee for the account of the Trust, the Manager may deal with any bank, other financial institution or recognised dealer in the relevant type of Investment, provided that any purchase or sale of Investments by the Manager for the account of the Trust from or to any Connected Person shall only be made on a basis approved by the Trustee in writing and at fair market prices, but subject thereto the terms of any such transaction between the Manager and a Connected Person shall be such as the Manager thinks fit and (subject as otherwise provided in this Deed) the Connected Person concerned may retain for its own use and benefit any profit which it may derive therefrom or in connection therewith.

13.9                                                The Trustee shall be entitled at any time at its entire discretion and without assigning any reason to give notice to the Manager that it is not prepared to accept any property which, in the opinion of the Trustee, infringes the terms of this Deed, any law, regulation, direction of a public or regulatory authority or any policy of HSBC Holdings Group and the Trustee shall be entitled to require the Manager to replace any such property with other property which does not infringe the terms of this Deed.

13.10                                         In the event that any of the investment limits applicable to the Trust are breached, the Manager shall as a priority objective take all steps as may be necessary to remedy such breach within a reasonable period of time, taking due account of the interests of Holders.

13.11                                         Notwithstanding any other provision hereof, the Trust Fund may beneficially own any entity, including all or part of the issued share capital of any company or companies, which for fiscal or other reasons the Manager considers it necessary or desirable for the Trustee to incorporate or acquire for the purpose of holding Investments contained in the Trust Fund, provided that all arrangements in connection with the formation and operation thereof shall have been approved by the Trustee, None of the prohibitions, limitations or restrictions in this Clause shall apply to investments in, loans to or deposits with, any such entity, and for the purposes of this Clause Investments held by any such entity shall be deemed to be held or (as the case may be) made directly by the Trust.

13.12                                         For the purposes of this Clause 13:-

13.12.1                               securities shall be deemed to be of the same class or issue if they confer identical rights and (if applicable) are subject to identical restrictions (but so that in the case of an issue of securities which are in other respects identical with securities already in issue, any temporary differences in rights as to the dividends or interest between such existing and new securities shall be disregarded) and in particular (but without prejudice to the generality of the foregoing) Unrestricted Investments shall be deemed to be of different issues if, notwithstanding that they are issued by the same person, they are issued on different terms whether as to repayment dates, interest rates, guarantee (including the identity of the guarantor) or otherwise;

13.12.2                               the Value of any Investment for the purpose of any limit contained in this Clause shall not include any accrued interest in respect thereof, even if such accrued interest is included in the Net Asset Value of the relevant Investment Fund.

14.                                                       BORROWING

Subject to any requisite consents from the competent authorities and any statutory requirements and restrictions for the time being in force and to the terms and conditions hereinafter provided the Trustee may at any time at the request of the Manager concur with the Manager in making and varying arrangements for the borrowing by the Trustee for the account of the Trust of any currency for the purpose of enabling the Manager to redeem Units, to provide liquidity, to take advantage of investment opportunities or to pay expenses provided that the principal amount for the time being of all borrowings hereunder shall not exceed an amount equal to 25 per cent. of the Net Asset Value of the Trust Fund at the last Valuation Day before such borrowing is made. For the purposes of or in connection with any such borrowing the following provisions shall apply:-

14.1                                                The borrowing may be effected from any person approved by the Trustee (including, if a banker, the Manager, the Trustee or a Connected Person of either of them provided that the rate of interest on that borrowing and any fee or premium payable to such banker in relation to the arrangement, repayment or termination of the borrowing are not higher than such banker would, in accordance with normal banking practice, charge on an arm’s length transaction for a loan of a similar size and duration in circumstances similar to those then prevailing in relation to the Trust).

14.2                                                The Trustee may in pursuance of any borrowing arrangements place on deposit with the lender or any nominee of the lender an amount out of the Trust Fund which the Trustee considers to be equivalent to the amount borrowed upon terms providing for the repayment of the deposit at the same time or times (and, if more than once, so that on each occasion the proportion which the deposit bears to the loan is maintained) as the borrowing is repayable.

14.3                                                Whilst any borrowings subsist an aggregate amount being, subject as provided below, not less than the equivalent of the amount of all borrowings for the time being outstanding may, if the Trustee in its absolute discretion so requires, be maintained by the Trustee either on short term deposit in any manner authorised by these presents or on deposit as hereinbefore provided or partly one and partly the other. In the event of fluctuations in the rates of exchange whereby the said deposits fall below the required amount the Trustee need not immediately effect an increase in the amount maintained on deposit as aforesaid but shall effect the requisite increase as expeditiously as seems to the Trustee after consultation with the Manager to be reasonable.

14.4                                                Every borrowing shall be upon the terms that the borrowing shall become repayable in the event of the termination of the Trust.

14.5                                                Any interest on any borrowing effected under this Clause and expenses incurred in negotiating, entering into, varying and carrying into effect with or without variation and terminating the borrowing arrangements shall be payable out of the Trust Fund.

14.6                                               For the purposes of securing any borrowing and interest and expenses thereof the Trustee shall be entitled at the request of the Manager to charge, pledge or encumber in any manner all or any part of the Trust Fund but where any part of the Trust Fund or any document of title thereto is for the time being under the custody or control of some person other than the Trustee or any nominee, custodian or sub-custodian of the Trustee in consequence of any such charge, pledge or encumbrance the Trustee shall not be responsible for the custody and control of such part of the Trust Fund or documents of title thereto nor be responsible for any act or omission of any such person notwithstanding anything contained in this Deed. Any such charge, pledge or encumbrance shall be made upon the terms that the lender or such other person as aforesaid provides a written commitment to the effect that under no circumstances will it pledge or charge any of such part of the Trust Fund to any other person or use any part of it to provide margin for or guarantee, secure, discharge or settle any borrowing, trades or contracts, or dispose of any part of it, or treat it as if any person other than the Trustee has any interest in it and that no step shall be taken to enforce the security thereby constituted until thirty (30) days after notice in writing shall have been given to the Trustee demanding repayment of the monies thereby secured. If such a notice shall be given the Trustee shall promptly advise the Manager who shall promptly effect such sales of Investments as may be necessary to enable such repayment to be effected in due time.

14.7                                                The Trustee shall not incur any liability by reason of any loss which a Holder may suffer by reason of any depletion in the Net Asset Value of the Trust Fund which may result from any borrowing arrangements made hereunder by reason of fluctuations in rates of exchange or otherwise and (save as herein otherwise expressly provided) the Trustee shall be entitled to be indemnified out of and have recourse to the Trust Fund in respect of any liabilities, costs, claims or demands which it may suffer arising directly or indirectly from the operation of this Clause 14 and the arrangements referred to herein.

14.8                                                In the event that any arrangements for borrowing or making deposits under this Clause 14 shall be made with any of the Trustee, the Manager or any Connected Person of either of them then such person shall be entitled to retain for its own use and benefit all profits and advantages which may be derived therefrom.

14.9                                                Loans which are secured against the pledging by the Trustee of deposits shall not be considered to constitute borrowings.

14.10                                         Any borrowing on account of the Trust Fund shall be made on terms that the rights of the lender shall be limited to the assets of the Trust Fund and that the lender shall have no recourse against the Trustee (save to the extent that the Trustee holds assets of the Trust Fund in relation to which borrowings have been undertaken). For the avoidance of doubt, the lender shall have no recourse whatsoever against the personal assets of the Trustee or any assets held by the Trustee as trustee or custodian for any other trust.

15.                                                       DISTRIBUTIONS

15.1                                                15.1.1                                      On each Final Distribution Date the Trustee shall distribute among the Holders rateably in accordance with the number of Units held by them on the immediately preceding Accounting Date such amount (if any) determined by the Manager of the amount available for distribution in respect of the Accounting Period ending on such Accounting Date less the amount (if any) previously distributed by way of interim distribution in respect of such Accounting Period but so that any fraction of the minimum integral unit of the Base Currency of Units which would otherwise be payable to any such Holder shall not be distributed but shall be forfeited for the benefit of the Trust. Prior to the Final Distribution Date the amount required to effect such distribution shall be transferred by the Trustee from the Trust Fund to a special account in the name of the Trustee to be entitled the “Distribution Account”.

15.1.2                                      The Manager may at any time determine that there shall be distributed to Holders by way of interim distribution on account of the then current Accounting Period such amount as the Manager may determine and in the event of the Manager so determining:-

(i)                                                             the amount required to effect such interim distribution shall be transferred to the Distribution Account; and

(ii)                                                          the amount so determined to be distributed shall, on the Interim Distribution Date next following such determination, be distributed by the Trustee rateably among the Holders. The amount so determined shall not exceed such sum as in the opinion of the Manager represents the amount available for distribution calculated from the commencement of such Accounting Period down to the last day of the relevant Interim Distribution Period.

15.2                                                The Manager may determine at its absolute discretion that no distribution shall be made (whether by way of interim distribution or final distribution) in respect of any Accounting Period and in such event, the Trustee shall make no distribution or (as the case may be) only one distribution pursuant to sub-clause 15.1 (provided that nothing herein shall be deemed to require the Manager to determine that any distribution shall be made pursuant to sub-clause 15.1).

15.3                                               The amount available for distribution in respect of any Accounting Period or Interim Distribution Period (in this Clause called “the relevant period”) shall be assessed by deducting any amount (to the extent charged against income) payable or paid under Clause 19 and any other amount which is, in the opinion of the Manager after consulting the

Auditors, properly chargeable against income of the relevant period, together with the amount of any loss sustained by the Trust on the realisation of Investments during the relevant period, from the aggregate of (a) the total net amount receivable by the Trust, accrued on a daily basis, in respect of the relevant period by way of any interest, dividends or other receipts deemed by the Manager to be in the nature of income; (b) the total net amount of profits realised on the sale of Investments during the relevant period; and (c) the total amount of any unrealised gain during the relevant period in the Value of Investments comprised in the Trust Fund at the end of such period; by making such provisions (if any) for taxation or otherwise attributable to the Trust as the Manager shall think appropriate; by adding such sum (if any) as shall have been received or is estimated by the Manager to be receivable by way of repayment of taxes on income receivable for the account of the Trust during the relevant period. There may be added to the amount available for distribution such amount as the Manager in its absolute discretion considers desirable for the purposes of any taxation or other legislation which may, directly or indirectly, affect the Manager, the Trustee, the Trust or any Holder.

15.4                                                To the extent that, by reason of the income or proceeds of realisation of Investments of the Trust being on or prior to the Accounting Date or Interim Accounting Date receivable but not having been received, the total net amount above referred to in the hands of the Trustee is not sufficient (after making any necessary provision) to enable the distribution to be made, the deficiency may be made good by temporary interest free loan from the Trust Fund but so that the amount of any such temporary loan shall be repaid to the Trust Fund as soon as practicable. For all purposes of this Deed the Trust Fund shall be deemed to include any amount for the time being owing to the Trust Fund in respect of any such loan.

15.5                                                Any interest accrued by placing on deposit monies standing to the credit of the Distribution Account shall be treated as if the same were income derived from the Trust Fund and shall be dealt with accordingly. Subject as aforesaid any amount standing to the credit of the Distribution Account shall not for any of the purposes of this Deed be treated as part of the Trust Fund but shall be held by the Trustee upon trust for distribution or application as herein provided.

15.6                                                No amount payable to a Holder in respect of any distribution or redemption shall bear interest. Upon the expiry of the period of six (6) years after the relevant Final Distribution Date or Interim Distribution Date, the Holder and any person claiming through, under or in trust for him shall forfeit any right thereto, and such amount shall become part of the Trust Fund unless the Trust shall have been terminated in which case such amount shall be paid to the Manager for its own use and benefit.

16.                                                       ACCOUNTS AND REPORTS

16.1                                                As at each Accounting Date the Trustee or the Manager shall cause accounts to be made up and audited in such form and containing such information as the Trustee and the Manager may from time to time agree in respect of the Accounting Period then ending. The accounts relating to each Accounting Period shall be filed with the Manager and shall be conclusive and binding and a copy thereof shall be open for inspection during usual business hours by any Holder at the offices of the Manager. The Trustee and the Manager shall be absolutely protected in relying upon and shall act upon such accounts.

16.2                                                For so long as the Trust is authorised pursuant to section 104 of the Securities and Futures Ordinance, the accounts referred to in sub-clause 16.1 shall, as a minimum, contain the information required to be contained thereon by the Commission’s Code on Unit Trusts and Mutual Funds and a report to Holders prepared by the Trustee stating whether in the Trustee’s opinion the Manager have in all material respects managed the Trust in accordance with the provisions of this Deed and, where the Manager have failed so to manage the Trust, the respects in which it has not done so and the steps which the Trustee has taken in respect thereof.

16.3                                                The Trustee shall procure that the accounts referred to in sub-clause 16.1 are forwarded to Holders within four (4) months, or such longer period as the Commission may approve, after the end of the Accounting Period to which they relate.

16.4                                                For so long as the Trust is authorised pursuant to section 104 of the Securities and Futures Ordinance, the Manager shall procure to be forwarded to Holders not more than two (2) months after each Interim Accounting Date an unaudited report in such form and with such information as the Trustee and the Manager shall from time to time decide.

16.5                                                The accounts referred to in sub-clause 16.1 shall be audited by the Auditors in accordance with the accounting policy agreed between the Manager and the Trustee and shall be accompanied by a report of the Auditors stating:- (i) whether the accounts and the relevant statements attached thereto have been properly prepared in accordance with provisions of this Deed and (so long as the Trust is authorised pursuant to Section 104 of the Securities and Futures Ordinance) with the Commission’s Code on Unit Trusts and Mutual Funds; (ii) whether in the Auditors’ opinion, the accounts present a true and fair view of the state of the Trust at the end of the period they cover and the transactions of the Trust during such period; (iii) whether proper books and records of the Trust have been kept and whether the accounts are in agreement with such books and records; and (iv) whether the Auditors have obtained all the explanations and information they have required for the purposes of the audit.

17.                                                       PAYMENTS TO HOLDERS

17.1                                                All distributions payable by the Trustee to any Holder under the provisions of these presents shall be paid rateably in accordance with the number of Units held by him on the relevant record date and shall either be paid direct into any bank account of the relevant Holder or, if accepted by the Manager at its discretion, to any other agent of the Holder in the manner described below, or be sent by cheque or warrant through the post to the registered address of such Holder or in the case of joint Holders to the registered address of that one of the joint Holders who is first named on the Register or to the registered address of such other of the joint Holders as may be authorised in writing by all of them and at the risk of such Holder or, as the case may be, joint Holders. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent and payment of the cheque or warrant by the banker upon whom it is drawn shall be a satisfaction of the monies payable. Where an authority in that behalf shall have been received by the Trustee in such form as the Trustee and Manager shall consider sufficient the Trustee shall pay the amount distributable to any Holder to his bankers or other agent (subject to the agreement of the Manager) and the receipt of such bankers or other agent shall be a good discharge therefor.

17.2                                                In the case of a redemption or a payment of capital monies on the termination of the Trust or where any capital monies are due to a Holder or former Holder other than on a distribution pursuant to Clause 15, payment shall be made to Holders in the same manner as on a distribution pursuant to sub-clause 17.1, provided that either the Manager or the Trustee may require that such payments may only be made against surrender of any relative Certificate which may have been issued for endorsement of the amount paid and provided also that the Manager may at the request of the person entitled thereto pay any monies arising on a redemption of Units in any other manner.

17.3                                                The Manager shall be entitled to receive any distribution in respect of Units to which it is entitled or deemed to be entitled, notwithstanding that no Certificate in respect thereof is in issue.

17.4                                                Before making any distribution or other payment in respect of any Unit, the Trustee or the Manager may make any such deductions or withholdings (if any) as, by the law of Hong Kong or any country in which such payment is made, it is or they are required or entitled by any applicable law to make in respect of any income, interest or other taxes, charges or assessments whatsoever. The Trustee and the Manager may also deduct the amount of any stamp duties or other governmental taxes, charges or assessments payable by it or them in respect of any distribution made hereunder. Neither the Trustee nor the Manager shall be liable to account to any Holder or former Holders or otherwise for any payment made or suffered in good faith to any fiscal authority of any country, notwithstanding that any such payment need not or ought not to have been made or suffered.

17.5                                                No payment due to any Holder hereunder shall bear interest.

18.                                                     VOTING RIGHTS ON INVESTMENTS

18.1                                                All rights of voting conferred by any Investment or other property comprised in the Trust Fund shall be exercised in such manner as the Manager may in writing direct and the Manager may refrain at its own discretion from the exercise of any voting rights and no person shall have any right to interfere or complain. The Trustee shall upon written request by the Manager from time to time execute and deliver or cause to be executed or delivered, at the expense of the Trust Fund, to the Manager or its nominees sufficient powers of attorney or proxies in such name or names as the Manager may request authorising such attorneys and proxies to vote, consent or otherwise act in respect of all or any part of the Trust Fund. The Trustee shall also give, or join in giving, appropriate instructions to any depositary or clearing system holding any part of the Trust Fund if the Manager’s sole instructions are not sufficient. The Manager shall be entitled to exercise the said rights in what it may consider to be the best interests of the Holders but neither the Manager nor the Trustee shall be under any liability or responsibility in respect of any vote, action or consent given or taken or not given or taken by the Manager whether in person or by proxy and neither the Trustee nor the Manager nor the holder of any such proxy or power of attorney shall incur any liability or responsibility by reason of any error or law or mistake of fact or any matter or thing done or omitted or approval voted or given or withheld by the Trustee or the Manager or by the holders of such proxy or power of attorney under this Deed; and the Trustee shall be under no obligation to anyone with respect to any action taken or caused to be taken or omitted by the Manager or by any such proxy or attorney.

18.2                                                The phrase “rights of voting” or the word “vote” used in this Clause shall be deemed to include not only a vote at a meeting but any consent to or approval of any arrangement, scheme or resolution or any alteration in or abandonment of any rights attaching to any part of the Trust Fund and the right to requisition or join in a requisition to convene any meeting or to give notice of any resolution or to circulate any statement.

19.                                                       CHARGES, FEES AND EXPENSES

19.1                                                19.1.1                                      The Manager shall be entitled to receive, in addition to the Preliminary Charge (if any), redemption charge and roundings referred to in Schedule 1 and any other amounts which it is entitled to retain for its own use and benefit hereunder, for its own account out of the Trust Fund and retain for its own use at its sole discretion (which shall include but not limited to sharing with intermediaries which introduce clients to subscribe for the Units from time to time) as soon as practicable after the last Valuation Day in each month (until upon determination of the Trust the final distribution shall have been made pursuant to Clause 27) a monthly Management Fee calculated and accrued at the appropriate percentage rate per annum (as defined in sub-clause 19.1.2)

over the appropriate period (as defined in sub-clause 19.1.3) of the Net Asset Value of the Trust Fund as at each Valuation Day (irrespective of any fluctuations in such Net Asset Value either before or after such Valuation Day), provided that (a) the last payment of Management Fee shall be on the date of the final distribution pursuant to Clause 27; and (b) if the calculation of Net Asset Value of the Trust Fund is suspended pursuant to sub-clause 3.3 on any Valuation Day relevant for the purpose of this paragraph, the amount of Management Fee shall be calculated by reference to the Net Asset Value of the Trust Fund on the first Valuation Day immediately after such suspension.

19.1.2                                      The appropriate percentage rate per annum shall be 2.5 per cent. per annum or such higher percentage rate per annum as may be fixed by an Extraordinary Resolution provided that the Manager may from time to time by notice in writing to the Trustee fix as the appropriate percentage rate per annum some smaller percentage rate per annum than that hereinbefore provided and/or a scale of percentage rates per annum (none of them exceeding the said percentage rate per annum) reducing according to the size of the Trust Fund and in the event and for such period as may be specified in such notice (or if no period is so specified then until further notice in writing shall be given to the Trustee cancelling the previous notice) such smaller percentage rate per annum or scale of percentage rates per annum shall be the appropriate percentage rate per annum but any such notice shall be ipso facto cancelled upon the Manager who gave such notice in writing as aforesaid ceasing to be Manager of the Trust. The Manager shall give Holders at least three (3) months’ written notice of any increase in the rate of the monthly Management Fee for the time being specified up to the maximum level permitted pursuant to the provisions of this sub-clause.

19.1.3                                      The appropriate period shall be, in the case of the first payment, the period from (but excluding) the last day of the Initial Period up to (and including) the last Valuation Day in that month, and in the case of each subsequent payment, the appropriate period shall be the period from (but excluding) the last Valuation Day in the previous month up to (and including) the last Valuation Day in the month in question.

19.2                                                19.2.1                                      The Trustee shall be entitled to receive for its own account out of the Trust Fund as soon as practicable after the last Valuation Day in each month (until upon determination of the Trust the final distribution shall have been made pursuant to Clause 27) a monthly Trustee Fee calculated and accrued at the appropriate percentage rate per annum (as defined in sub-clause 19.2.2) over the appropriate period (as defined in sub-clause 19.2.3) of the Net Asset Value of the Trust Fund as at each Valuation Day (irrespective of any fluctuations in such Net Asset Value either before or after such Valuation Day), provided that (a) the annual Trustee Fee shall not be less than such amount as may be agreed between the Trustee and the Manager from time to time (b) the last payment of Trustee Fee shall be on the date of the final distribution pursuant to Clause 27; and (c) if the calculation of Net Asset Value of the Trust Fund is suspended pursuant to sub-clause 3.3 on any Valuation Day relevant for the purpose of this paragraph, the amount of Trustee Fee shall be calculated by reference to the Net Asset Value of the Trust Fund on the first Valuation Day immediately after such suspension.

19.2.2                                      The appropriate percentage rate per annum shall be 0.2 per cent. per annum or such higher percentage rate per annum as may be fixed by an Extraordinary Resolution provided that the Trustee may from time to time by notice in writing to the Manager fix as the appropriate percentage rate per annum some smaller percentage rate per annum than that hereinbefore provided and/or a scale of percentage rates per annum (none of them exceeding the said percentage rate per annum) reducing according to the size of the Trust Fund and in the event and for such period as may be specified in such notice (or if no period is so specified then until further notice in writing shall be given to the Manager cancelling the previous notice) such smaller percentage rate per annum or scale of percentage rates per annum shall be the appropriate percentage rate per annum but any such notice shall be ipso facto cancelled upon the Trustee who gave such notice in writing as aforesaid ceasing to be Trustee of the Trust. The Trustee shall give Holders at least three (3) months’ written notice of any increase in the rate of the monthly Trustee Fee for the time being specified up to the maximum level permitted pursuant to the provisions of this sub-clause.

19.2.3                                      The appropriate period shall be, in the case of the first payment, the period from (but excluding) the last day of the Initial Period up to (and including) the last Valuation Day in that month, and in the case of each subsequent payment, the appropriate period shall be the period from (but excluding) the last Valuation Day in the previous month up to (and including) the last Valuation Day in the month in question.

19.3                                                Without prejudice to any other charges, fees, expenses or liabilities expressly authorised by this Deed to be charged against Holders or against the Trust Fund, there shall be payable out of the Trust Fund (a) all stamp and other duties, taxes, governmental charges, brokerages, commissions, exchange costs and commissions, bank charges, transfer fees and expenses, registration fees and expenses, such transactional fees of the Trustee as may be agreed by the Manager in relation to transactions involving the whole or any part of the Trust Fund, custodian, co-custodian, sub-custodian and proxy fees and expenses, collection fees and expenses, insurance and security costs, and any other costs, charges or expenses payable in respect of the acquisition, holding and realisation of any Investment or other property or any cash, deposit or loan (including the claiming or collection of income or other rights in respect thereof and including any fees or expenses charged or incurred by the Trustee or the Manager or any Connected Person of either of them in the event of the Trustee or the Manager or such Connected Person rendering services or effecting transactions giving rise to such fees or expenses), (b) the fees and expenses of the Auditors, (c) the fees and expenses of the Registrar, any processing agent, any administrator and any receiving agent (including those of the Trustee which are agreed by the Manager, the Manager or any Connected Person where the Trustee, the Manager or any Connected Person is also acting as Registrar, processing agent, administrator or receiving agent), (d) fees charged by the Trustee in connection with calculating the Net Asset Value of the Trust Fund and the Issue and Redemption Prices of Units and the preparation of periodic accounts, (e) expenses in connection with the management and trusteeship of the Trust authorised by this Deed to be payable out of the Trust Fund, (f) all legal fees and charges (including the fees and charges of the legal counsel and charges and expenses incurred in conducting legal proceedings or applying to any court for any purposes related to the Trust) and other professional fees and charges (including but not limited to secretarial fees) incurred by the Manager or the Trustee in connection with the Trust, (g) out-of-pocket expenses incurred by the Trustee wholly and exclusively in the performance of its duties hereunder, (h) the expenses incurred by the Manager and the Trustee in establishing the Trust and costs in connection with the initial issue of Units (including but not limited to the fees and expenses of any underwriters and of any legal counsels appointed by the underwriters) (which expenses shall be written off immediately on the first Valuation Day of the Trust, (i) the expenses of or incidental to the preparation of deeds supplemental hereto or any agreement in connection with the Trust, (j) the expenses of holding meetings of Holders and of giving Notices to Holders, (k) the costs and expenses of obtaining and maintaining a listing for the Units on any stock exchange or exchanges selected by the Manager and approved by the Trustee and/or the authorisation or other official approval or sanction of the Trust under the Securities and Futures Ordinance or any law or regulation in any part of the world and approved by the Trustee or in complying with any undertaking given, or agreement entered into in connection with, or any rules governing such listing, authorisation, approval or sanction, (1) the fees and expenses of the Trustee or any Connected Person of the Trustee which are agreed with the Manager in connection with the time and resources incurred by the Trustee or such Connected Person in calculating any fees payable to the Manager or any rebates thereof (if applicable), or in reviewing and producing documentation in connection with the operations of the Trust or the Trust Fund, including the filing of annual returns and other statutory or regulatory information required to be filed with any regulatory or other authority having jurisdiction over the Trust, (m) the fees and expenses of the Trustee in terminating the Trust Fund and for providing any additional services as agreed by the Manager, (n) bank charges incurred in making payments to Holders pursuant to this Deed, (o) costs involved in respect of the calculation and publication in newspapers in Hong Kong and elsewhere of the Net Asset Value per Unit and/or of any notice, circular, announcement or publication of the Trust, (p) fees and expenses in connection with depositing and holding Units in CCASS, (q) charges and expenses involved in insuring the assets and property of the Fund, (r) without prejudice to the generality of the foregoing, all costs of preparing, printing and distributing all statements, accounts and reports pursuant to the provisions of this Deed (including the Auditors’ fees, the fees of appointing any accountants and the Trustee’s fees in relation thereto), the expenses of preparing and printing any Offering Memorandum and any updates thereto, and any other expenses, deemed by the Manager, after consulting the Auditors, to have been incurred in compliance with or connection with any change in or introduction of any law or regulation or directive (whether or not having the force of law) of any governmental or other regulatory authority or with the provisions of any code relating to Unit Trusts (provided that the Trustee shall be responsible for any costs incurred in connection with ensuring compliance with Chapter 4.1 Note 2(ii) of the Commission’s Code on Unit Trusts and Mutual Funds), (s) all other reasonable costs, charges and expenses which in the opinion of the Trustee and the Manager are properly incurred in the administration of the Trust and pursuant to the performance of their respective duties hereunder, (t) all fees and expenses incurred in connection with the retirement or removal of the Manager, the Trustee, the Auditors or any entity providing services to the Fund, or the appointment of a new manager, a new trustee, new auditors or other new service providers providing services to the Trust, and (u) all such charges, costs, expenses and disbursements as under the general law the Trustee is entitled to charge to the Trust.

19.4                                                There may be paid out of the Trust Fund at the discretion of the Manager all professional fees relating to the agreeing and/or contesting of taxation liabilities and recoveries to be discharged out of or paid into the Trust Fund.

19.5                                                The Manager shall at its discretion and after consultation with the Auditors where they consider appropriate determine whether any particular sum payable pursuant to provisions of this Clause out of the Trust Fund shall be debited to capital or to income.

19.6                                                In consideration of the foregoing neither the Trustee nor the Manager shall make any other charge against Holders or against the Trust Fund or against the final distribution for their services or for their normal expenses hereunder.

19.7                                                No other type of fee may be imposed on the Trust Fund without the sanction of an Extraordinary Resolution unless such fee is authorised to be paid out of the Trust Fund by any provision of this Deed.

20.                                                       PROVISIONS RELATING TO THE TRUSTEE AND THE MANAGER

20.1                                                Neither the Trustee nor the Manager shall incur any liability in respect of any action taken or thing suffered by them in reliance upon any notice, resolution, direction, consent, certificate, affidavit, statement, certificate of stock, plan or reorganisation or other document of title, or other paper or document believed to be genuine and to have been passed, sealed or signed by the proper parties.

20.2                                                Neither the Trustee nor the Manager shall incur any liability to the Holders or any of them for doing or (as the case may be) failing to do any act or thing which by reason of any provision of any present or future law or regulation made pursuant thereto or of any decree, order or judgment of any court of competent jurisdiction or by reason of any request, announcement or similar action (whether of binding legal effect or not) which may be taken or made by any person or body acting with or purporting to exercise the authority of any government (whether legally or otherwise) either they or either of them shall be directed or requested to do or perform or to forbear from doing or performing. If for any reason it becomes impossible or impracticable to carry out the provisions of this Deed neither the Trustee nor the Manager shall be under any liability therefor or thereby.

20.3                                                Neither the Trustee, the Manager nor their duly appointed agents shall be responsible for the authenticity of any signature on or any seal affixed to any endorsement on any certificate or to any transfer or form of application, request for redemption, endorsement or other document affecting the title to or transmission of Units (including signatures or facsimiles of signatures or electronic signatures on such documents received by facsimile or electronic means) or the authenticity of telephone instructions purporting to have been made by a Holder or be in any way liable for any forged or unauthorised signature on or seal affixed to such endorsement, transfer, form or other document or for acting on or giving effect to any such forged or unauthorised signature or seal or for exercising their discretion not to act on such instructions received by facsimile or electronic means or by telephone instruction (requiring instead original signed instructions). The Trustee and the Manager respectively shall nevertheless be entitled but not bound to require that the signature of any Holder or joint Holder to any document required to be signed by him under or in connection with these presents shall be verified by a banker or broker or other responsible person or otherwise authenticated to its or their reasonable satisfaction.

20.4                                                20.4.1                                      Any indemnity expressly given to the Trustee in this Deed is in addition to and without prejudice to any indemnity allowed by law, provided that nothing in any of the provisions of this Deed shall in any case in which the Trustee has failed to show the degree of diligence and care required of it by the provisions of these presents exempt it from or indemnify it against any liability for breach of trust or any liability which by virtue of any rule of law would otherwise attach to it in respect of any fraud, wilful default, breach of duty or trust in relation to its duties and the Trustee shall not be indemnified against such liability by Holders or at Holders’ expense.

20.4.2                                      Any indemnity expressly given to the Manager in this Deed is in addition to and without prejudice to any indemnity allowed by law, provided that nothing in any of the provisions of this Deed shall in any case in which the Manager has failed to show the degree of diligence and care required of it by the provisions of these presents exempt it from or indemnify it against any liability which by virtue of any rule of law would otherwise attach to it in respect of any fraud, wilful default or breach of duty in relation to its duties and the Manager shall not be indemnified against such liability by Holders or at Holders’ expense.

20.5                                                20.5.1                                      The Trustee and the Manager may accept as sufficient evidence of the Value of any asset of the Trust Fund, or the cost price or sale price thereof, or of any quotation on a Recognised Securities Market or Recognised Commodities Market, a certificate by a person, firm or association qualified in the opinion of the Manager to provide such a certificate.

20.5.2                                      At all times and for all purposes of this Deed the Trustee and the Manager may rely upon the established practice and rulings of any Recognised Securities Market or Recognised Commodities Market and any committees and officials thereof on which any dealing in any Investment or other property is from time to time effected in determining what shall constitute a good delivery and any similar matters and such practice and rulings shall be conclusive and binding upon all persons under this Deed.

20.6                                                Nothing herein contained shall be construed so as to prevent the Manager or the Trustee in conjunction or separately from establishing or acting as managers, trustee or successor trustee for trusts separate and distinct from the Trust and retaining any profit or benefit made thereby or in connection therewith.

20.7                                                The Trustee may act in accordance with the provisions of the relevant laws and the Trustee and the Manager may act upon any advice of or information obtained from any bankers, accountants, brokers, lawyers, agents or other persons acting as agents or advisers either of the Trustee or of the Manager and shall not be liable for anything done or omitted or suffered in good faith in reliance upon such advice or information. Neither the Trustee nor the Manager shall be responsible for or incur any liability in respect of any negligence, fraud, breach of contract, misconduct, mistake, oversight, error of judgment, forgetfulness or want of prudence on the part of any such banker, accountant, broker, lawyer, agent or other person acting as agents or advisers as aforesaid or (except as specified in this Deed) of the Manager (in the case of the Trustee) or the Trustee (in the case of the Manager). Any such advice or information may be obtained or sent by letter, telegram, telex message, cablegram or facsimile or electronic transmission and neither the Trustee nor the Manager shall be liable for acting on any advice or information purported to be conveyed by any such letter, telegram, telex message, cablegram or facsimile or electronic transmission although the same contains some error or shall not be authentic.

20.8                                                Except if and so far as herein otherwise expressly provided, the Trustee and the Manager shall as regards all the powers, authorities and discretions vested in each of them (including the trusts effected hereby in the case of the Trustee) respectively have absolute and uncontrolled discretion as to the exercise thereof whether in relation to the manner or as to the mode of and the time for the exercise thereof and in the absence of fraud or wilful default neither the Trustee nor the Manager shall be in any way responsible for any loss, costs, damages or inconvenience that may result from the exercise or non-exercise thereof.

20.9                                                Nothing herein shall prevent the Trustee or the Manager or any of their Associates from contracting or entering into any financial, banking, insurance or other transaction with one another or with any Holder or any company or body any of whose shares or securities, financial instruments or investment products form part of the Trust Fund or from being interested in any such contract or transaction and the Trustee and the Manager shall not be in any way liable to account to the Trust or the Holders or any of them for any profit or benefit made or derived thereby or in connection therewith.

20.10                                         Nothing herein shall prevent the Trustee or the Manager or any of their Associates from investing in and dealing with securities or any property of the kind included in the property of the Trust Fund for their respective individual accounts or for the account of a third party and the Trustee and the Manager shall not be in any way liable to account to the Trust or the

Holders or any of them for any profit or benefit made or derived thereby or in connection therewith.

20.11                                         Neither the Trustee nor the Manager shall be responsible for acting upon any resolution purporting to have been passed at any meeting of the Holders in respect whereof minutes shall have been made and signed even though it may be subsequently found that there was some defect in the constitution of the meeting or the passing of the resolution or that for any reason the resolution was not binding upon all the Holders.

20.12                                         The Trustee or the Manager or any other person on behalf of the Trustee shall (subject as hereinafter provided) be entitled to destroy all instruments of transfer which have been registered at any time after the expiration of twelve (12) years from the date of registration thereof and all Certificates and distribution mandates which have been cancelled at any time after the expiration of three (3) years from the date of cancellation thereof and all notifications of change of address after the expiration of three (3) years from the date of the recording thereof and all forms of proxy in respect of any meeting of Holders after the expiration of three (3) years from the date of the meeting at which the same are used and all registers, statements and other records and documents relating to the Trust at any time after expiration of six (6) years from the termination of the Trust. Neither the Trustee nor the Manager nor any such other person as aforesaid shall be under any liability whatsoever in consequence thereof and unless the contrary be proved every instrument of transfer so destroyed shall be deemed to have been a valid and effective instrument duly and properly registered and every Certificate so destroyed shall be deemed to have been a valid Certificate duly and properly cancelled and every other document hereinbefore mentioned so destroyed shall be deemed to have been a valid and effective document in accordance with the recorded particulars thereof, provided that:-

(a)                                                         the provisions aforesaid shall apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties thereto) to which the document might be relevant;

(b)                                                         nothing in this sub-clause shall be construed as imposing upon the Trustee or the Manager or any such other person as aforesaid any liability in respect of the destruction of any document earlier than as aforesaid or in any case where the conditions of sub-paragraph (a) above are not fulfilled; and

(c)                                                          references herein to the destruction of any document include references to the disposal thereof in any manner.

20.13                                         In the absence of fraud or wilful default by the Manager or the Trustee respectively, they shall not incur any liability by reason of any error of law or any matter or thing done or suffered or omitted to be done by them in good faith under the provisions of this Deed and in particular, but without prejudice to the generality of the foregoing, neither the Manager nor the Trustee shall, in ascertaining the Value of any Investment, be under any liability by reason of the fact that a price reasonably believed to be the last published, traded price or midway between the latest available market dealing offered price and the latest available market dealing bid price, for the time being may be found not to be such.

20.14                                         Nothing in these presents contained shall prevent the Trustee or the Manager from becoming the owners of Units and holding, disposing or otherwise dealing with the same rights which they would have had if they had not been a party to this Deed; and the Trustee and the Manager may buy, hold and deal in any Investments upon their respective individual accounts notwithstanding that similar Investments may be held under these presents as part of the Trust Fund. The Trustee and the Manager shall not be liable to account either to any of the others of them or to the Holders or any of them for any profits or benefits made or derived from or in connection with any such transaction.

21.                                                       PROVISIONS RELATING TO THE TRUSTEE

21.1                                                The Trustee shall be responsible for the safe-keeping of the Investments forming part of the Trust Fund in accordance with the provisions of these presents and such Investments shall be dealt with as the Trustee may think proper for the purpose of providing for the safe keeping thereof. The Trustee: -

21.1.1                                      shall exercise reasonable skill, care and diligence in the selection, appointment and monitoring of any agent, nominee, custodian or joint custodian appointed by the Trustee to hold any Investments or other property of the Trust (each a “Correspondent”);

21.1.2                                      shall be responsible during the term of appointment of each Correspondent for satisfying itself as to the ongoing suitability of such Correspondent to provide services to the Trust, having regard to the market or markets for which such Correspondent is appointed;

21.1.3                                      shall remain liable for any act or omission of any Correspondent as if the same were the act or omission of the Trustee provided that the Trustee shall not be liable for any act or omission of any Correspondent appointed in respect of a market or markets which the Trustee may determine and notify to the Manager from time to time as being emerging markets unless such Correspondent is a Connected Person of the Trustee and the Trustee shall not incur any liability in respect of or be responsible for losses incurred by reason of the liquidation, bankruptcy or insolvency of any Correspondent; and

21.1.4                                      shall use reasonable endeavours to recover any loss of Investments or other property of the Trust arising from any default of a Correspondent.

Notwithstanding the above or anything contained in this Deed, the Trustee shall not incur any liability in respect of or be responsible for losses to the Trust Fund incurred through any act or omission or insolvency of (a) Euro-clear Clearing System Limited, Cedel, S.A. or any other depositary, institution or clearing system with which any Investment may be deposited or (b) any person as provided in Clause 14.6 or (c) any nominee, custodian, joint custodian, sub-custodian, portfolio manager, futures commission merchant, broker, prime broker, intermediary, financial institution or any other party appointed by the Trustee upon instruction of the Manager or in circumstances where it is necessary to appoint such appointee and the Trustee has no discretion in the choice of such appointee or where the Trustee is prohibited by applicable law or regulation to hold the Investment concerned.

21.2                                                The Trustee shall not be under any liability on account of anything done or suffered by the Trustee in good faith in accordance with or in pursuance of any request or advice of the Manager. Whenever pursuant to any provisions of this Deed any certificate, notice, instruction or other communication is to be given by the Manager or any other person to the Trustee the Trustee may accept as sufficient evidence thereof a document signed or purporting to be signed on behalf of the Manager or such other person by any person whose signature the Trustee is for the time being authorised by the Manager or such other person to accept.

21.3                                                The Trustee shall register all cash and registrable assets in the name of or to the order of the Trustee or any custodian appointed by the Trustee. In no event shall the Trustee be bound to make any payment except out of the funds held by it for that purpose under the provisions of this Deed.

21.4                                                The Trustee shall not be under any obligation to appear in, prosecute or defend any action or suit in respect of the provisions hereof or in respect of the Trust Fund or any part thereof or any corporate or shareholders’ action which in its opinion would or might involve it in expense or liability. Subject to the foregoing, the Manager may request the Trustee to do so in writing and if the Trustee agrees to do so the Trustee shall be indemnified out of the Trust Fund to its satisfaction.

21.5                                                Subject as herein provided the Trustee shall be entitled for the purpose of indemnity against any action, costs, claims, damages, expenses or demands (other than those arising out of any liability or obligation to the Holders imposed on the Trustee pursuant to the laws of Hong Kong or this Deed) to which it may be put as Trustee to have recourse to the Trust Fund or any part thereof.

21.6                                                Notwithstanding any other provision of this Deed, the Trustee shall take reasonable care to ensure that for so long as the Trust is authorised pursuant to Section 104 of the Securities and Futures Ordinance:-

(a)                                                         the sale, issue, repurchase, redemption and cancellation of Units are carried out in accordance with the provisions of this Deed;

(b)                                                         the methods adopted by the Manager in calculating the value of Units are adequate to ensure that the sale, issue, repurchase, redemption and cancellation prices of such Units are calculated in accordance with the provisions of this Deed;

(c)                                                          the investment and borrowing limitations set out in this Deed and the conditions under which the Trust is authorised pursuant to the Securities and Futures Ordinance are complied with;

(d)                                                         Certificates are not issued until the Issue Price in respect of the Units they represent shall have been paid.

21.7                                                Upon giving written Notice to the Manager, the Trustee shall be entitled to delegate all or any of its duties, powers or discretions under any provisions of this Deed to any person or corporation and notwithstanding such delegation the Trustee shall remain entitled to receive and retain in full the Trustee Fee and all other sums payable to the Trustee under any provisions of this Deed. Subject to sub-clause 21.1, the Trustee shall be solely responsible for the acts, omissions of any such delegate and for the payment of its remuneration (unless otherwise approved by the Manager).

21.8                                                Any liability incurred or any indemnity to be given by the Trustee shall be limited to the Trust Fund over which the Trustee has recourse provided that the Trustee had acted without fraud, negligence or wilful default.

21.9                                                Subject to the duties and obligations of the Trustee under this Deed, the Trustee shall at all times be entitled to rely on the advices, directions, instructions, recommendations, certifications and/or representations of the Manager in relation to the Trust and shall not be liable for any act or omission of the Manager in relation to the Trust.

21.10                                         In the absence of fraud, negligence or wilful default by the Trustee, it shall not incur any liability by reason of any error of judgement or any matter or thing done or suffered or omitted to be done by it in good faith hereunder nor shall the Trustee be under any liability except such liability as may be expressly assumed by it under this Deed.

21.11                                         The parties acknowledge that the Trustee and its delegate who is a member of the HSBC Holdings Group may take any action which the Trustee or such delegate, in its sole and absolute discretion, considers appropriate so as to comply with any law, regulation, request of a public or regulatory authority or any HSBC Holdings Group policy which relate to the prevention of fraud, money laundering, terrorism or other criminal activities or the provision of financial and other services to any persons or entities which may be subject to sanctions (collectively “Relevant Requirements”). Such action may include, but is not limited to, the screening of application for Units, the interception and investigation of transactions in relation to the Trust (particularly those involving the international transfer of funds) including the source of or intended recipient of funds paid in or out in relation to the Trust and any other information or communications sent to or by the Trust or on the Trust’s behalf. In certain circumstances, such action may delay or prevent the processing of instructions, the settlement of transactions in respect of the Trust or the Trustee’s performance of its obligations under this Deed and the Manager and each Holder agrees that the Trustee or its delegate may in its sole discretion refuse any application for Units.

Neither the Trustee nor any member of the HSBC Holdings Group will be liable for loss (whether direct or consequential and including, without limitation, loss of profit or interest) or damage suffered by any party arising out of or caused in whole or in part by any actions which are taken by the Trustee or its delegate or any member of the HSBC Holdings Group to comply with the Relevant Requirements (including, without limitation, those actions referred to in this Clause).

21.12                                         The Trustee may disclose information about the Trust or Holders to third parties without limitation members of the HSBC Holdings Group):

(a)                                 where necessary to perform the Trustee’s obligations under this Deed; or

(b)                                 where the Trustee is under a legal or regulatory obligation (including an obligation imposed by any takeover) to do so, or where the law permits it in certain limited circumstances to do so, or the Trust has been requested to do so by any legal, regulatory, governmental or fiscal body in any jurisdiction.

21.13                                         The Trustee may collect, use and disclose personal data about the Trust or entities associated with the Trust (whether or not it is an individual), so that the Trustee can carry out its obligations to the Trust and for other related purposes, including monitoring and analysis of its business, fraud and crime prevention, money laundering, legal and regulatory compliance, and the marketing by the Trustee or members of the HSBC Group of other services. The Trustee will keep the personal data in accordance with applicable data privacy laws and regulations. The Trustee may also transfer the personal data to any overseas country so that such data may be processed on the Trustee’s behalf. Where it is processed, the personal data will be protected by a strict code of secrecy and security to which all members of the HSBC Group, their staff and any third parties are subject to and will only be used in accordance with the Trustee’s instructions.

22.                                             PROVISIONS RELATING TO THE MANAGER

22.1                                                It shall be the duty of the Manager to prepare all cheques, warrants, statements and notices which the Trustee has to issue, send or serve as hereby provided, to stamp the same as necessary and (where authorised by the Trustee) to sign the same on behalf of the Trustee and to despatch them on the proper day or (otherwise) to deposit the same (with the necessary stamped addressed envelopes) with the Trustee so as to afford the Trustee sufficient time to examine and sign the same and despatch them on the proper day.

22.2                                                The Manager shall not in the absence of fraud, negligence or wilful default be under any liability except such liability as may be expressly assumed by it under this Deed nor shall the Manager (save as herein otherwise appears) be liable for any act or omission of the Trustee.

22.3                                                The Manager shall keep or cause to be kept proper books of account and records in which shall be entered all transactions effected for account of the Trust and shall permit the Trustee from time to time on demand to examine and take copies of or extracts from any such records. The Manager shall also keep or cause to be kept proper books of account so as to enable the accounts referred to in Clause 16 to be prepared.

22.4                                                The Manager shall be entitled to delegate all or any of its duties powers and discretions under this Deed (including power to sub-delegate) to another person or corporation approved by the Trustee (provided that such approval shall not be required in the case of any delegation to an Associate of the Manager) and notwithstanding such delegation the Manager shall remain entitled to receive and retain in full the Preliminary Charge, redemption charge, the Management Fee and other sums payable to the Manager hereunder. The Manager shall be solely responsible for the acts and omissions of any such delegate and for the payment of its remuneration.

22.5                                                Subject as provided in this Deed, no Units shall at any time be quoted or issued or sold by or for account of the Manager at a price higher than the Issue Price for the time being. No Units shall at any time be quoted or purchased by or for account of the Manager at a price lower than the Redemption Price for the time being. Except where, by prior written agreement between the Trustee and the Manager, the Trustee is responsible for valuations of the Trust Fund and/or the calculation of the Issue Prices and Redemption Prices of Units the Trustee shall not be responsible to verify the price of any such quotation or dealing unless on any occasion specifically requested by the Holder or former Holder of the Units concerned so to do not later than one (1) month after the date of such quotation or dealing but the Manager shall justify such quotation or dealing if so requested by the Trustee at any time before the audited accounts of the Trust have been prepared covering the relevant Redemption Day.

22.6                                                The Manager shall manage the Trust Fund in accordance with this Deed in the best interests of Holders of Units and shall devote such time and effort to the Trust Fund as is necessary to promote the interests of the Trust Fund.

23.                                                       REMOVAL OF THE TRUST TO ANOTHER JURISDICTION

23.1                                                Notwithstanding anything contained herein or in the Schedules hereto if it shall appear to the Trustee beneficial to the Trust and in the interests of the Holders to remove the Trust to the jurisdiction of some other country or place then subject to the fulfilment of the conditions set out in the following sub-clause the Trustee may (but is under no obligation) at any time or times and from time to time by deed executed under its seal declare that from the date of such declaration or where any date therefor is specified therein from such date the Trust shall take effect in accordance with the law of some other country or place in any part of the world and so that the forum for the administration thereof shall thenceforth be the courts of that country or place and as and from the date aforesaid the laws of the country or place shall be the forum for the administration thereof.

23.2                                                The Trustee may only exercise the power contained in the last mentioned sub-clause if:-

(a)                                                         the law of such other country or place to whose jurisdiction it is proposed to move the administration of the Trust recognises the existence of trusts and enforces the rights of beneficiaries under trusts;

(b)                                                         a trust company or institutional trustee incorporated or carrying on business in such other country or place and qualified under any applicable laws of such other country or place to act as Trustee hereof and approved by the Trustee for the purpose is willing to be appointed Trustee hereof;

(c)                                                          the Trustee has obtained the consent of the Manager and the approval of the Holders by passing an ordinary resolution in a general meeting; and

(d)                                                         immediately after exercising such power, the Trustee shall notify the Commission of such exercise.

23.3                                                Upon the execution of such declaration such other trust company or institution approved by the Trustee shall be appointed Trustee hereof in place of the former Trustee hereof who shall thereupon retire and shall transfer and pay over the Trust Fund to such new Trustee.

23.4                                                So often as any such declaration as aforesaid shall be made the new Trustee may at any time or times thereafter by supplemental deed make such consequential alterations in or additions to this Deed to the intent that the provisions of this Deed shall mutatis mutandis be as valid and effective as they are under the laws of Hong Kong.

23.5                                                All costs fees stamp duties and other charges properly incurred by the former Trustee and by the new Trustee in ensuring that this Deed conforms to the laws of the jurisdiction to which the Trust has been removed shall be paid out of the Trust Fund.

24.                                                       REMOVAL OR RETIREMENT OF TRUSTEE

24.1                                                The Trustee shall be subject to removal by not less than three (3) months’ notice in writing given by the Manager (or such short period of notice as the parties may agree). Notwithstanding such notice, the Trustee shall not be removed or cease to act as such unless and until the Manager shall, subject to the prior approval of the Commission, by deed supplemental hereto have appointed a qualified corporation under any applicable law to be the trustee in place of the removed Trustee. The Manager shall as soon as practicable thereafter give Notice to the Holders specifying the name and the address of the specified office of the new Trustee.

24.2                                                The Trustee shall not be entitled to retire voluntarily except upon the appointment of a new Trustee. In the event of the Trustee desiring to retire the Manager shall as soon as possible find a new trustee who is a qualified corporation under any applicable law to act as trustee and the Trustee and the Manager shall by deed supplemental hereto appoint such new trustee to be the Trustee in the place of the retiring Trustee and subject to the prior approval of the Commission. The Manager shall as soon as practicable thereafter give Notice to the Holders specifying the name and the address of the specified office of the new Trustee.

24.3                                               To the extent permissible the stipulation of the relevant laws that a trustee shall not be discharged from his trust unless there will be either a trust corporation or at least two individuals to act as trustees to perform the trust is hereby excluded and in any event each and every person actually or prospectively interested in the Trust Fund is hereby excluded from asserting any claim against the Trustee or former trustee on the basis of the said stipulation save to the extent of any trust monies or other trust assets actually in the possession or control of the Trustee or former trustee.

24.4                                                The indemnity of the Trustee pursuant to this Deed or at law shall continue in force and effect, notwithstanding the retirement or renewal of the Trustee hereunder.

25.                                                       REMOVAL OR RETIREMENT OF MANAGER

25.1                                                The Manager shall be subject to removal by not more than one month’s notice in writing given by the Trustee in any of the following events:-

(a)                                                         if the Manager goes into liquidation (except a voluntary liquidation for the purpose of reconstruction or amalgamation upon terms previously approved in writing by the Trustee) or if a receiver is appointed over any of its assets;

(b)                                                         if the Holders of not less than 50 per cent. in value of the Units for the time being outstanding deliver to the Trustee in writing a request that the Manager should retire, provided that for this purpose Units held or deemed to be held by the Manager shall not be regarded as being outstanding; or

(c)                                                          if for good and sufficient reason the Trustee is of the opinion and so states in writing to the Manager that a change of Manager is desirable in the interests of the Holders, provided that if the Manager shall be dissatisfied with such opinion the matter shall be referred to an independent arbitrator to be appointed by the Trustee and agreed to by the Manager for determination and his determination or that of his appointee shall be final and bind the Trustee and the Manager.

In any of the cases aforesaid the Manager shall upon notice by the Trustee as aforesaid (but subject as in paragraph (c) above provided) ipso facto cease to be the Manager and the Trustee shall by writing under its seal appoint as Manager some other qualified corporation upon and subject to such corporation entering into such deed or deeds as the Trustee may be advised to be necessary or desirable to be entered into by such corporation in order to secure the due performance of its duties as Manager, which deed shall provide (inter alia) (i) that the retiring Manager shall be paid a Management Fee (unless the same shall already have been paid) calculated on the basis of days elapsed in the then current month up to the date of its removal, but so that such Management Fee shall not be payable until after the end of such month and (ii) that the Manager to be appointed thereunder shall purchase from the retiring Manager each Unit of which it is the Holder or deemed to be the Holder at the Redemption Price of Units as at the Redemption Day next following the date on which the appointment of the new Manager takes effect; but this provision shall not prejudice the right of the Trustee herein contained to terminate the Trust in any of the events in which in accordance with the provisions herein contained the right of terminating the Trust is vested in the Trustee.

25.2                                                The Manager shall have power to retire in favour of some other qualified corporation approved by the Trustee and the Holders upon and subject to such corporation entering into such deed or deeds as mentioned in the preceding sub-clause. Upon such deed or deeds being entered into and upon payment to the Trustee of all sums due by the retiring Manager to the Trustee under these presents at the date thereof the retiring Manager shall be absolved and released from all further obligations hereunder but without prejudice to the rights of the Trustee or of any Holder or other person in respect of any act or omission prior to such retirement.

25.3                                                On the appointment of a new manager, unless HSBC Investments (Hong Kong) Limited otherwise agrees by confirmation in writing delivered to the Trustee, the then new manager and/or the then Trustee shall change the name of the Trust to a name not including the word “HSBC” and the word “”.

25.4                                                The Trustee shall, as soon as practicable after the appointment of a new Manager pursuant to the provisions of sub-clause 25.1 or 25.2, give Notice to the Holders specifying the name and address of the specified office of the new Manager.

26.                                                       ADVERTISEMENTS

26.1                                                In all letters or circulars or advertisements or other publications referring to the issue or sale of Units reference shall only be made to the Trustee and the Manager in terms previously approved by the Trustee or the Manager as the case may be. No letter, circular or advertisement or other publication relating to the Trust which concerns the Trustee or the Manager or in which the Trustee’s or Manager’s name shall appear shall be issued without the other party’s prior written consent.

27.                                                       TERMINATION OF THE TRUST

27.1                                                The Trust shall continue until it is terminated in one of the ways provided by this Clause PROVIDED THAT the Trust shall terminate automatically on the day falling 80 years after the date hereof.

27.2                                                The Trust may be terminated by the Trustee by notice in writing as hereinafter provided in any of the following events, namely:-

(a)                                                         if the Manager shall go into liquidation (except a voluntary liquidation for the purpose of reconstruction or amalgamation upon terms previously approved in writing by the Trustee) or if a receiver is appointed over any of its assets and not discharged within sixty (60) days;

(b)                                                         if in the opinion of the Trustee the Manager shall be incapable of performing or shall in fact fail to perform its duties satisfactorily or shall do any other thing which in the opinion of the Trustee is calculated to bring the Trust into disrepute or to be harmful to the interests of the Holders, provided that if the Manager shall be dissatisfied with such opinion the matter shall be referred to an independent arbitrator to be appointed by the Trustee and agreed to by the Manager for determination and his determination or that of his appointee shall be final and bind the Trustee and the Manager;

(c)                                                          if any law shall be passed which renders it illegal or in the opinion of the Trustee impracticable or inadvisable to continue the Trust;

(d)                                                         if the Manager shall, pursuant to sub-clause 25.1 (other than paragraph (a) of sub-clause 25.1) have ceased to be the Manager and, within a period of thirty (30) days thereafter, no other qualified corporation shall have been appointed by the Trustee as successor Manager in accordance with sub-clause 25.1; or

(e)                                                          if the Trustee shall have notified the Manager of its desire to retire as Trustee and the Manager shall be unable to find a qualified corporation to act as trustee in place of the Trustee within such time as the Manager considers to be reasonable but in any event within three (3) months from receipt of such notification from the Trustee.

Subject as mentioned in paragraph (b) of this sub-clause the decision of the Trustee in any of the events specified in this sub-clause shall be final and binding upon all the parties concerned but the Trustee shall be under no liability on account of any failure to terminate the Trust pursuant to this sub-clause or otherwise. The Manager for the time being shall accept the decision of the Trustee and relieve the Trustee of any liability to the Manager therefor and hold it harmless from any claims whatsoever on the part of such Manager for damages or for any other relief.

27.3                                                The Trust may be terminated by the Manager in its absolute discretion by three (3) months’ prior notice in writing as hereinafter provided (a) after 3 years from the date of the listing of the Units on SEHK, on any date if on such date the Net Asset Value of the Trust Fund shall be less than HK$400,000,000 or (b) if any law shall be passed which renders it illegal or in the opinion of the Manager impracticable or inadvisable to continue the Trust or (c) if the Trust shall not be or cease to be authorised or otherwise officially approved pursuant to the Securities and Futures Ordinance. The decision of the Manager in any of the events specified in this sub-clause shall be final and binding on all the parties concerned but the Manager shall be under no liability on account of any failure to terminate the Trust pursuant to this Clause or otherwise. The Trustee for the time being shall accept the decision of the Manager and relieve the Manager of any liability to the Trustee therefor and hold it harmless from any claims whatsoever on the part of such Trustee for damages or for any other relief.

27.4                                                The party terminating the Trust shall give Notice thereof to the Holders in manner herein provided and by such Notice fix the date at which such termination is to take effect which date shall (except where earlier termination is desirable as a result of the Trust being expected to become illegal) not be less than three (3) months after the service of such Notice.

27.5                                                The Trust may at any time after 3 years from the date of the listing of the Units on SEHK be terminated upon the passing of an Extraordinary Resolution to approve such termination. Termination of the Trust in such event shall be upon such terms and conditions as the Holders shall approve and adopt at the relevant extraordinary meeting.

27.6                                                An Extraordinary Resolution may approve and adopt any scheme proposed by the Manager (a “Scheme of Amalgamation”) for the amalgamation of the Trust with any one or more other Collective Investment Schemes, such Scheme of Amalgamation containing any provisions necessary or expedient in that behalf including but not limited to provision for the assets comprised in the Trust Fund to be transferred to such one or more other Collective Investment Schemes and for Holders to become entitled to units or shares or other interests in such other Collective Investment Schemes pro-rata to their respective interests in the assets of the Trust Fund transferred as aforesaid. Any Scheme of Amalgamation so proposed by the Manager and approved and adopted by an Extraordinary Resolution shall be binding on all Holders and shall be carried into effect accordingly.

27.7                                               Upon the Trust being terminated (subject to the provisions of any Scheme of Amalgamation approved by an Extraordinary Resolution as provided in sub-clause 27.6):-

27.7.1                                      The Manager shall arrange the sale of all Investments and other property then remaining in the hands of the Trustee as part of the Trust Fund and such sale shall be carried out and completed in such manner and within such period after the termination of the Trust as the Manager thinks advisable.

27.7.2                                      The Trustee shall from time to time distribute to the Holders in proportion to the Units held by them respectively all net cash proceeds derived from the realisation of the Trust Fund and available for the purposes of such distribution, provided that the Trustee shall not be bound (except in the case of the final distribution) to distribute any of the monies for the time being in its hands the amount of which is insufficient to pay HK$100 (or the equivalent in the Base Currency) in respect of each Unit and provided also that the Trustee shall be entitled to retain out of any monies in its hands as part of the Trust Fund full provision for all costs, charges, expenses, claims and demands incurred made or apprehended by the Trustee in connection with or arising out of the termination of the Trust and out of the monies so retained to be indemnified and saved harmless against any such costs, charges, expenses, claims and demands. Every such distribution shall be made only against production of any relevant Certificates relating to the Units in respect of which the same is made and upon delivery to the Trustee of such form of request for payment as the Trustee shall in its absolute discretion require. All such Certificates shall in the case of an interim distribution be enfaced by the Trustee with a memorandum of the payments made and in the case of the final distribution shall be surrendered to the Trustee. Any unclaimed proceeds or other cash held by the Trustee under the provisions of this Clause may at the expiration of twelve (12) months from the date upon which the same were payable be paid into a court of competent jurisdiction subject to the right of the Trustee to deduct therefrom any expenses it may incur in making such payment.

28.                                                       NOTICES

28.1                                                Subject as otherwise provided in these presents, any notice or other document required to be served upon or given to a Holder shall be deemed to have been duly served or given if sent by post (and by airmail in respect of any overseas address) to or left at his address as appearing in the Register. Any notice or other document so served by post shall be deemed to have been served on the day following (or in the case of airmail on the seventh day following) that on which the letter containing the same is posted and in proving such service it shall be sufficient to prove that such letter was properly addressed, stamped and posted.

28.2                                                Service of a notice on or delivery of a document to any one of several joint Holders shall be deemed effective service on or delivery to the other joint Holders.

28.3                                                Any notice or document sent by post to or left at the registered address of a Holder in pursuance of these presents shall notwithstanding that such Holder be then dead or bankrupt and whether or not the Trustee or the Manager has notice of his death or bankruptcy be deemed to have been duly served and such service shall be deemed a sufficient service on all persons interested (whether jointly with or as claiming through or under him) in the Units concerned.

28.4                                                Any notice by the Trustee to the Manager or by the Manager to the Trustee shall be addressed to the Manager or the Trustee (as the case may be) at its specified office and shall be delivered by hand or sent by telex or facsimile or prepaid post (airmail if overseas). Any such notice sent by telex or facsimile shall be deemed to be served at the time of despatch and any such notice sent by post shall, in the absence of industrial action affecting any relevant part of the postal services, be deemed to have been served five (5) days (or ten (10) days in the case of airmail) after the letter containing the same is posted, and in proving such service it shall be sufficient to prove that such letter was properly addressed, stamped and posted.

28.5                                                All notices and documents sent by post to Holders or in accordance with their instructions shall be sent at the risk of the persons entitled thereto.

29.                                                       AUDITORS

The Manager, with the prior approval of the Trustee, shall from time to time appoint to be the auditor or auditors of the Trust an accountant or accountants being qualified to act as auditor or auditors in Hong Kong or such other place as the Manager and the Trustee may from time to time agree, and the Manager may from time to time, with prior approval of the Trustee, and shall, if the Trustee shall withdraw any approval previously given, remove any auditor or auditors and, with the prior approval of the Trustee, appoint in his or their stead another person or persons qualified and approved as aforesaid. Any such auditor or auditors so appointed shall be independent of the Trustee and the Manager.

30.                                                       MODIFICATION OF THIS DEED

30.1                                                The Trustee and the Manager shall be entitled by deed supplemental hereto to modify, alter or add to the provisions of this Deed in such manner and to such extent as they may consider expedient for any purpose, provided that, unless the Trustee shall certify in writing that in its opinion such modification, alteration or addition:-

(a)                                                         does not materially prejudice the interests of the Holders, does not operate to release to any material extent the Trustee or the Manager or any other person from any responsibility to the Holders and will not result in any increase in the amount of costs and charges payable from the Trust Fund (other than the costs, charges, fees and expenses incurred in connection with the supplemental deed); or

(b)                                                         is necessary in order to make possible compliance with any fiscal, statutory or official requirement (whether or not having the force of law); or

(c)                                                          is made to correct a manifest error,

no such modification, alteration or addition shall be made without the sanction of an Extraordinary Resolution where the interests of Holders as a whole are affected, or the sanction of an Extraordinary Resolution and provided also that no such modification, alteration or addition shall impose upon any Holder any obligation to make any further payment in respect of his Units or to accept any liability in respect thereof.

30.2                                                The Trustee shall as soon as practicable after any modification or alteration of or addition to the provisions of this Deed in respect of which the Trustee shall have certified in accordance with the provisions of paragraph (a) or (b) or (c) of sub-clause 30.1, unless such modification, alteration or addition is not in the opinion of the Trustee of material significance, give Notice of such modification, alteration or addition to the Holders.

30.3                                                Notwithstanding anything to the contrary contained herein, before effecting any modification or alteration of or addition to this Deed other than the correction of a manifest error so certified by the Trustee pursuant to paragraph (c) of sub-clause 30.1, the Trustee shall take such actions or refrain from taking such actions at the instruction of the Manager confirmed by the Manager as necessary for compliance with local regulations in the jurisdiction of the Holders affected thereby.

31.                                                       MEETINGS OF HOLDERS AND MATTERS REQUIRING SANCTIONS BY THE HOLDERS

31.1                                                The provisions set out in Schedule 3 shall have effect as if the same were included herein.

31.2                                                Without prejudice to other provisions in this Deed, the following matters shall be approved by the Holders by passing an Extraordinary Resolution in a general meeting of the Holders:

(a)                                 any change to the investment objective and/or policies of the Trust Fund;

(b)                                 request for de-listing of the Trust from SEHK; and

(c)                                  request for withdrawal of authorisation of the Trust from the Commission.

31.3                                                Except where Extraordinary Resolution is required, any matter, including but without limitation:

(a)                                 appointment of a qualified corporation in place of the Manager upon its retirement pursuant to sub-clause 25.2; and

(b)                                 removal of the Trust to another jurisdiction pursuant to Clause 23,

which is put to the vote of a general meeting of the Holders shall be approved by the Holders by passing an ordinary resolution.

32.                                                       PROVISION OF INFORMATION

If the Manager or the Trustee is requested by any regulatory body or any department of any government or administration to provide such regulatory body or department with any information regarding the Trust Fund and/or the Holders and/or the Investments and income of the Trust Fund and/or the provisions of this Deed and complies with such request, whether or not it was in fact enforceable, neither the Trustee nor the Manager shall incur any liability to the Holders or any of them or to any other person as a result of such compliance or in connection with such compliance.

33.                                                       COUNTERPARTS AND GOVERNING LAW

33.1                                                This Deed may be executed in any number of counterparts each of which when executed by one or more of the parties hereto shall constitute an original but all of which shall constitute one and the same instrument.

33.2                                                Subject to Clause 23 the Trust shall be subject to and governed by the laws of Hong Kong and this Deed including the Schedules hereto shall (subject as aforesaid) be construed according to the laws of Hong Kong and the parties submit to the non-exclusive jurisdiction of the courts of Hong Kong.

34.                                                       SEVERANCE

If any provision of this Deed shall be held to be illegal, invalid or unenforceable, in whole or in part, or in the event that any provision, in whole or in part, of this Deed shall be held to impose fiduciary duties on the Manager (or any of its delegates) or shall be held to constitute the Manager (or any of its delegates) as co-trustee of the Trustee under any enactment or rule of law, such provision shall, to that extent, be deemed not to form part of this Deed but the legality, validity and enforceability of the remainder of this Deed shall not be affected thereby and, in that event, the Trustee and Manager shall be entitled to modify this Deed accordingly under the provisions of paragraph (b) of sub-clause 30.1.

SCHEDULE 1

VALUATION RULES

1.                                                              The Net Asset Value per Unit, and if necessary pursuant to Clause 3 the Issue Price and Redemption Price of Units on each Valuation Day, shall be calculated by the Trustee as at the Valuation Point (or such other time as the Trustee and the Manager may agree from time to time) on the relevant Valuation Day in accordance with the following valuation rules. In the event that any such application or request is received after the Subscription Dealing Deadline or the Redemption Dealing Deadline in respect of a Subscription Day or Redemption Day, as the case may be, then the application in question will be deemed to have been received on the Business Day next following such receipt.

2.                                                              The Net Asset Value of the Trust Fund shall be calculated by valuing the assets of the Trust Fund in accordance with Rules 4 and 5 below and deducting the liabilities of the Trust in accordance with Rule 5. In order to determine the Net Asset Value per Unit, the resultant sum shall be divided by the number of Units in issue immediately prior to the relevant Valuation Day.

3.1                                                       With the exception of Units which are issued during the Initial Period (which shall include those Units which may be issued pursuant to the exercise of the over-allotment option granted pursuant to Clause 4.2(a) above), the Issue Price of a Unit on each Subscription Day shall be the amount equal to or above the Net Asset Value (calculated as provided in this Schedule) of one Unit, as the Manager may in its absolute discretion determine. Where the resultant total is not an integral unit of the minimum unit of Base Currency of the Units such amount shall be rounded up to the nearest such integral unit or rounded as the Manager may otherwise determine PROVIDED THAT in addition to the foregoing, the Manager has the power, in determining the Issue Price of a Unit, to add (before making any rounding adjustment) an amount, for the account of the Trust Fund, which they consider to be an appropriate allowance to reflect fiscal and purchase charges which would be incurred for the account of the Trust Fund in investing an amount equal to or above that Net Asset Value per Unit. The estimation of the Manager shall for all purposes be conclusive.

3.2                                                       The Redemption Price of a Unit on each Redemption Day shall be the amount equal to the Net Asset Value (calculated as provided in this Schedule) of one Unit. Where the resultant total is not an integral unit of the minimum unit of currency of the Base Currency of Units, such amount shall be rounded up to the nearest such integral unit or rounded as the Manager may otherwise determine PROVIDED THAT, in addition to the foregoing, the Manager has the power when determining the Redemption Price of a Unit, to deduct for the account of the Trust Fund from the Net Asset Value per Unit (before making any rounding adjustment) an amount which they consider to be an appropriate allowance to reflect fiscal and sale charges which would be incurred for the account of the Trust Fund in realising assets or closing out positions to provide funds to meet any redemption request. The estimation of the Manager shall for all purposes be conclusive.

3.3                                                       The Manager shall be entitled to retain any amount corresponding to the rounding up or down referred to in paragraphs 3.1 and 3.2 above.

4.                                                              The Value of the assets comprised in the Trust Fund shall be calculated on the following basis:-

4.1                                                       The Value of any Investment (other than an interest in a Collective Investment Scheme, or a Commodity quoted, listed or normally dealt in on a Recognised Commodities Market) shall at the discretion of the Trustee with the consent of the Manager be calculated by reference to the price appearing to the Trustee to be the last traded price or (if no last traded price is available) midway between the latest available market dealing offered price and the latest available market dealing bid price on the Securities Market on which the Investment is quoted, listed or ordinarily dealt in for such amount of such Investment as the Trustee may consider in the circumstances to provide a fair criterion, provided that:-

4.1.1                                             If an Investment is quoted, listed or normally dealt in on more than one Securities Market, the Trustee with the consent of the Manager shall adopt the price or, as the case may be, middle quotation on the Securities Market which, in its opinion, provides the principal market for such Investment.

4.1.2                                             In the case of any Investment which is quoted, listed or normally dealt in on a Securities Market but in respect of which, for any reason, prices on that Securities Market may not be available at any relevant time, the Value thereof shall be certified by such firm or institution making a market in such Investment as may be appointed for such purpose by the Manager or, if the Trustee so requires, by the Manager after consultation with the Trustee.

4.1.3                                             There shall be taken into account interest accrued on interest-bearing Investments up to (and including) the date as at which the valuation is made, unless such interest is included in the quoted or listed price.

4.1.4                                             For the purpose of the foregoing provisions, each of the Manager, the Trustee and its duly appointed agent or delegate shall be entitled to use and rely upon electronically transmitted information from such source or sources as it may from time to time think fit with regard to the pricing of Investments on any Securities Market notwithstanding that the prices so used are not the last traded prices.

4.2                                                       The Value of any Investment (other than an interest in a Collective Investment Scheme, or a Commodity quoted, listed or normally dealt in on a Recognised Commodities Market) which is not quoted listed or ordinarily dealt in on a Securities Market shall be the initial value thereof ascertained as hereinafter provided or the Value thereof as assessed on the latest revaluation thereof made in accordance with the provisions hereinafter contained. For this purpose:-

4.2.1                                             The initial value of an Unquoted Investment shall be the amount expended out of the Trust Fund in the acquisition thereof (including in each case the amount of the stamp duties, commissions and other expenses incurred in the acquisition thereof and the vesting thereof in the Trustee for the purposes of this Deed).

4.2.2                                             The Manager may at any time with the approval of the Trustee and shall at such times or at such intervals as the Trustee may request cause a revaluation to be made of any Unquoted Investment by a professional person approved by the Trustee as qualified to value such Unquoted Investment.

Notwithstanding the above, the Trustee and the Manager may determine to value on a straight line basis investments in debt instruments acquired at a discount to their face value.

4.3                                                      Cash, deposits and similar Investments shall be valued at their face value (together with accrued interest) unless, in the opinion of the Trustee and the Manager, any adjustment should be made to reflect the value thereof.

4.4                                                       The Value of any Commodity shall be ascertained in such manner as the Trustee, with the approval of the Manager, shall think fit, but so that:-

4.4.1                                             if such Commodity is dealt in on any Recognised Commodities Market, then the Trustee shall, in ascertaining the Value of such Commodity, have regard to the latest ascertainable price ruling or officially fixed in respect of such Investment on such Recognised Commodities Market or (if there shall be more than one such Recognised Commodities Market) on such Recognised Commodities Market as the Trustee with the consent of the Manager shall consider appropriate;

4.4.2                                             if any such price as referred to in paragraph 4.4.1 above is not reasonably up-to-date (in the opinion of the Trustee and the Manager) or is not ascertainable at any relevant time, then the Trustee shall, in ascertaining the Value of the relevant Commodity, have regard to any certificate as to such Value provided by a firm or institution making a market in such Commodity;

4.4.3                                             The Value of any futures contract shall be:-

(1)                                                         in the case of a futures contract for the sale of a Commodity including a financial futures contract, the positive or negative amount produced by applying the following formula:-

a - (b + c)

(2)                                                         in the case of a futures contract for the purchase of a Commodity including a financial futures contract, the positive or negative amount produced by applying the following formula:-

b - (a + c)

where

a =                                                          the contract value of the relevant futures contract (“the relevant Contract”)

b =                                                          the amount determined by the Trustee with the consent of the Manager to be the contract value of such futures contract as would be required to be entered into by the Manager on behalf of the Trust in order to close the relevant Contract, such determination to be based on the latest available price or (if bid and offered quotations are made) the latest available middle market quotation on the market in which the relevant Contract was entered into by the Manager; and

c =                                                          the amount expended out of the Trust in entering into the relevant Contract, including the amount of all stamp duties, commissions and other expenses but excluding any deposit or margin provided in connection therewith.

4.4.4                                             if the provisions set out in paragraphs 4.4.1 and 4.4.2 above do not apply to any relevant Commodity, then the Trustee with the consent of the Manager shall, in ascertaining the Value of such Commodity, have regard to the same factors which would have determined the Value of such Commodity pursuant to paragraph 4.2 above, if such Commodity were an Unquoted Investment.

4.5                                                       Subject as provided in paragraphs 4.6 and 4.7 below, the value of each interest in any Collective Investment Scheme shall be the last available net asset value per unit, share or other interest in such Collective Investment Scheme or (if the same is not available) the last published redemption or bid price for such unit, share or other interest;

4.6                                                       If no net asset value, bid, redemption and offered prices or price quotations are available as provided in paragraphs 4.1 or 4.5 above, the value thereof shall be determined from time to time in such manner as the Trustee with the consent of the Manager shall determine;

4.7                                                       Notwithstanding paragraphs 4.1 to 4.6 (inclusive) above, the Manager may with the consent of the Trustee request the Trustee to adjust the Value of any Investment if, having regard to currency, applicable rate of interest, maturity, marketability and other considerations it deems relevant, it considers that such adjustment is required to reflect the fair value thereof or permit some other method of valuation to be used if it considers that to do so better reflects the fair value thereof.

4.8                                                       Property other than Investments and cash shall be valued in such manner and at such time or times as the Trustee and the Manager shall from time to time agree.

5.                                                              In calculating the Net Asset Value of the Trust Fund:-

5.1                                                       Every Unit agreed to be issued by the Manager as at a date prior to the date as at which the valuation is made and not subsequently cancelled shall be deemed to be in issue and the Trust Fund shall be deemed to include not only cash and any other property in the hands of the Trustee but also the value of any cash or other property to be received in respect of such Units agreed to be issued prior to the date as at which the valuation is made after deducting therefrom or providing thereout the Preliminary Charge (if any) and any additional amount charged by the Manager pursuant to the provisions of sub-clause 4.7, provided that the Trust Fund shall not include the Issue Price of Units to be issued on the date as at which the valuation is made.

5.2                                                       Where, in consequence of any notice or request in writing given pursuant to Clause 9, a reduction of the Trust Fund by the cancellation of Units has been effected but payment in respect of such reduction has not been completed, the Units in question shall be deemed not to be in issue and the Redemption Price thereof shall be deducted, provided that no deduction shall be made in respect of Units to be cancelled on the date as at which the valuation is made.

5.3                                                       Where Investments or other property have been agreed to be purchased or otherwise acquired or sold for the account of the Trust Fund but such purchase, acquisition or sale has not been completed, such Investments or other property shall be included or excluded and the gross purchase or acquisition or net sale consideration excluded or included (as the case may be) as if such purchase, acquisition or sale had been duly completed.

5.4                                                       There shall be included in the assets an amount equal to the total of the costs, charges fees and expenses incurred in establishing the Trust and referred to in sub-clause 19.3 less the amount thereof which has previously been or is then to be written off.

5.5                                                       The liabilities of the Trust shall include (without limitation):-

(a)                                                         an amount in respect of any Management Fee charged pursuant to sub-clause 19.1.1 and Trustee Fee accrued to the date as at which the valuation is made but remaining unpaid;

(b)                                                         the amount of tax (if any) on capital gains accrued up to the end of the last Accounting Period remaining unpaid;

(c)                                                          the aggregate amount for the time being outstanding of any borrowing effected under Clause 14 and the amount of any interest and expenses accrued pursuant to sub-clause 14.5 but not paid;

(d)                                                         any other costs or expenses payable but not paid which are expressly authorised by the terms of this Deed to be payable out of the Trust Fund; and

(e)                                                          an appropriate allowance for any contingent liabilities.

5.6                                                       There shall be taken into account such sum (if any) as in the estimate of the Trustee or the Manager will fall to be paid or reclaimed in respect of taxation related to income and transactions down to the date as at which the valuation is made.

5.7                                                       Any Value (whether of a borrowing or other liability or an Investment or cash) otherwise than in the Base Currency and any borrowing in a currency other than the Base Currency shall be converted into the Base Currency at the rate (whether official or otherwise) which the Trustee with the consent of the Manager shall deem appropriate in the circumstances having regard to any premium or discount which may be relevant and to costs of exchange.

5.8                                                       Where the current price of an Investment is quoted “ex” any dividend (including stock dividend), interest or other rights to which the Trust is entitled but such dividend, interest or the property or cash to which such rights relate has not been received and is not taken into account under any other provisions of this definition, the amount of such dividend, interest, property or cash shall be taken into account.

5.9                                                       Liabilities shall (where appropriate) be treated as accruing from day to day.

5.10                                                Any entity wholly owned by the Trust pursuant to the provisions of sub-clause 13.5 shall be valued on the basis of its net assets (being the difference between the Value of its assets and liabilities) and in valuing its net assets the provisions of this Schedule shall mutatis mutandis apply.

SCHEDULE 2

FORM OF CERTIFICATE

Certificate No.

Number of Units

Manager: HSBC Investments (Hong Kong) Limited

Trustee: HSBC Institutional Trust Services (Asia) Limited

THIS IS TO CERTIFY that

is/are the Registered Holder(s) of the above number of Units in HSBC China Dragon Fund subject to and with the benefit of the terms and conditions of the Trust Deed dated the * day of *       , * and made between HSBC Investments (Hong Kong) Limited and HSBC Institutional Trust Services (Asia) Limited and of any deed supplemental thereto.

DATED this day of                 , 20.

Signed for and on behalf of

HSBC Institutional Trust Services (Asia) Limited

No transfer of any of the Units comprised in this Certificate will be recognised without production of this Certificate.

SCHEDULE 3

MEETINGS OF HOLDERS

1.                                                              The Trustee or the Manager may (and the Manager shall at the request in writing of Holders or of Holders of Units together registered as holding Units representing not less than one-tenth of the total number of Units in issue) at any time convene a meeting of Holders or of Holders of Units at such time and place (subject as hereinafter provided) as may be thought fit and the following provisions of this Schedule shall apply thereto. The Manager shall be entitled to receive notice of and attend at any such meeting but shall only be entitled to vote or be counted in the quorum thereof, subject to paragraph 23 of this Schedule, to the extent that Units are, at the date thereof, held or deemed to be held by the Manager. Any director and any other duly authorised official and the solicitors of the Trustee and any director and the secretary and the solicitors of the Manager and any other person authorised on its behalf by the Manager shall be entitled to attend the meeting. Any such meeting shall be held in such place as the Manager may determine or approve. All expenses incurred by the Trustee or the Manager in connection with the holding of a meeting of Holders shall be charged against the Trust Fund.

2.                                                              A meeting of Holders duly convened and held in accordance with the provisions of this Schedule shall, in addition to all other powers conferred upon it by this Deed or otherwise, be competent by Extraordinary Resolution to sanction any modification, alteration or addition to the provisions of this Deed which shall be agreed by the Trustee and the Manager as provided in Clause 30, or to increase any of the percentage referred to in sub-clauses 19.1 and 19.2, or to impose any type of fee not otherwise authorised to be paid out of the Trust Fund pursuant to this Deed, or to sanction the termination of the Trust as provided in sub-clause 27.5, or to sanction any Scheme of Amalgamation which may be proposed by the Manager as provided in sub-clause 27.6 of this Deed or to sanction any alteration in the investment policy or objectives of the Trust which shall be proposed by the Manager with the approval of the Trustee.

3.                                                              Twenty one (21) days’ notice at the least (inclusive of the day on which the notice is served or deemed to be served and of the day for which the notice is given) of every meeting shall be given to the Holders in the manner provided in this Deed. The notice shall specify the place day and hour of the meeting and the terms of the resolutions to be proposed. A copy of the notice shall be delivered to the Trustee unless the meeting shall be convened by the Trustee. The accidental omission to give notice to or the non-receipt of notice by any of the Holders shall not invalidate the proceedings at any meeting.

4.                                                              At any meeting at least one Holder present in person or by proxy registered as holding one-tenth of the total number Units for the time being in issue shall form a quorum for the transaction of business except for the purpose of passing an Extraordinary Resolution. The quorum for passing an Extraordinary Resolution shall be Holders present in person or by proxy registered as holding not less than one-quarter of the Units in issue. No business shall be transacted at any meeting unless the requisite quorum is present at the commencement of business.

5.                                                              If within half an hour from the time appointed for the meeting a quorum is not present the meeting shall stand adjourned to such day and time not being less than fifteen (15) days thereafter and to such place as may be appointed by the Chairman of the meeting; and at such adjourned meeting the Holder or Holders present in person or by proxy shall be a quorum. Notice of any adjourned meeting of Holders shall be given in the same manner as for an original meeting and such notice shall state that the Holders present at the adjourned meeting, whatever their number and the number of Units held by them, will form a quorum.

6.                                                              Some person, who need not be a Holder, nominated in writing by the Trustee shall preside as Chairman at every meeting and if no such person is nominated or if at any meeting the person nominated shall not be present within fifteen minutes after the time appointed for holding the meeting the Holders present shall choose one of their number to be Chairman.

7.                                                              The Chairman may with the consent of any meeting at which a quorum is present and shall if so directed by the meeting adjourn the meeting from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place.

8.                                                              At any meeting an Extraordinary Resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded by the Chairman or by one or more Holders present in person or by proxy and together holding or representing one-twentieth of the total number of Units for the time being in issue. Unless a poll is so demanded a declaration by the Chairman that a resolution has been carried or carried unanimously or by a particular majority or lost shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

9.                                                             If a poll is duly demanded it shall be taken in such manner as the Chairman may direct and the result of a poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

10.                                                       A poll demanded on the election of a Chairman or a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time and place as the Chairman directs. A demand for a poll may be withdrawn at any time.

11.                                                       The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll has been demanded.

12.                                                       On a show of hands every Holder who (being an individual) is present in person or by proxy or (being a partnership or corporation) is present by a duly authorised representative shall have one vote. On a poll every Holder who is present in person or by representative as aforesaid or by proxy shall have one vote (or fraction of a vote) for every Unit of which he is the Holder. A person entitled to more than one vote need not use all his votes or cast them the same way.

13.                                                       A Holder may attend and vote in person or, on a poll, by proxy. A corporation, being a Holder, may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of Holders and the person so authorised shall upon production of a copy of such resolution certified by a director of the corporation to be a true copy, be entitled to exercise the powers on behalf of the corporation so represented as the corporation could exercise in person if it were an individual Holder.

14.                                                       Holder who is the holder of two or more Units may appoint more than one proxy to represent him and vote on his behalf at any meeting of Holders. In addition, a proxy or proxies representing either a Holder who is an individual or a Holder which is a corporation shall be entitled to exercise the same powers on behalf of the Holder which he or they represent as such Holder could exercise.

15.                                                       If a clearing house (or its nominees(s)), being a corporation, is a Holder, it may authorise such persons as it thinks fit to act as its representatives at any meeting of Holders provided that, if more than one person is so authorised, the authorisation shall specify the number and class of Units in respect of which each such representative is so authorised. Each person so authorised shall be deemed to have been duly authorised without further evidence of the facts and shall be entitled to exercise the same rights and powers on behalf of the clearing house (or its nominee(s)) as if such person was the registered holder of the units held by the clearing house (or its nominees(s)) including the right to vote individually on a show of hands.

16.                                                       In the case of joint Holders the vote of the senior who tenders a vote whether in person or by proxy shall be accepted to the exclusion of the other joint Holders and for this purpose seniority shall be determined by the order in which the names stand in the Register.

17.                                                       A proxy need not be a Holder.

18.                                                       The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorised in writing or if the appointor is a corporation either under the common seal or under the hand of an officer or attorney so authorised.

19.                                                       The instrument appointing a proxy and the power of attorney or other authority (if any) under which it is signed or a notarially certified copy of such power or authority shall be deposited at such place as the Trustee or the Manager with the approval of the Trustee may in the notice convening the meeting direct or if no such place is appointed then at the registered office of the Manager not less than 48 hours before the time appointed for holding the meeting or adjourned meeting (or in the case of a poll before the time appointed for the taking of the poll) at which the person named in the instrument proposes to vote and in default the instrument of proxy shall not be treated as valid. No instrument appointing a proxy shall be valid after the expiration of twelve (12) months from the date named in it as the date of its execution.

20.                                                       An instrument of proxy may be in any usual or common form or in any other form which the Trustee shall approve.

21.                                                       A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed provided that no intimation in writing of such death, insanity or revocation shall have been received by the Trustee before the commencement of the meeting or adjourned meeting at which the proxy is used.

22.                                                       Minutes of all resolutions and proceedings at every meeting shall be made and duly entered in books to be from time to time provided for that purpose by the Manager at the expense of the Manager and any such minute as aforesaid if purporting to be signed by the Chairman of the meeting shall be conclusive evidence of the matters therein stated and until the contrary is proved every such meeting in respect of the proceedings of which minutes have been made shall be deemed to have been duly held and convened and all resolutions passed thereat to have been duly passed.

23.                                                       For the purposes of this Schedule an Extraordinary Resolution means a resolution proposed and passed as such by 75 per cent. or more of the votes of those present and entitled to vote in person or by proxy at a duly convened meeting. An ordinary resolution may be passed by a simple majority of the votes of those present and entitled to vote in person or by proxy at a duly convened meeting.

24.                                                       Subject to all other provisions contained in these presents, the Trustee may without the consent of the Holders prescribe such further regulations regarding the holding of meetings of Holders and attendance and voting thereat as the Trustee may in its sole discretion determine.

25.                                                       Neither the Trustee nor the Manager nor any Connected Person of either of them shall in relation to any Units beneficially owned by it be entitled to vote at, or be counted in the quorum of, any meeting of Holders, in respect of which the Trustee, the Manager or (as the case may be) such Connected Person has a material interest in the business transacted or to be transacted at such meeting. For such purpose, (but not otherwise) the Trustee, the Manager or (as the case may be) such Connected Person shall be deemed not to be a Holder of the relevant Units Provided That the Trustee, the Manager and any of their Connected Persons shall be counted in the quorum of any meeting of Holders in relation to any resolution in respect of which such party does not have a material interest and shall be entitled to vote thereat.

SCHEDULE 4

OBLIGATIONS OF THE REGISTRAR

1.                                                              The Registrar shall act as Registrar of HSBC China Dragon Fund and as such shall keep the Register in all respects in accordance with the requirements of this Deed.

2.                                                              The Registrar shall maintain and conduct the Register in such form and in such manner as the Trustee may from time to time direct and shall permit no alteration in the form of the Register or its conduct without the consent in writing of the Trustee which the Trustee shall be entitled to give or to withhold at its entire discretion.

3.                                                              The Registrar shall promptly comply with all requirements which may be notified to it from time to time by the Trustee as to the form and conduct of the Register.

4.                                                              The Registrar shall at all times at the request of the Trustee supply to the Trustee all such information and explanations in relation to the Register and the conduct thereof as the Trustee may require.

5.                                                              The Registrar shall permit the Trustee or any person representing it to have access during normal business hours to the Register and to all subsidiary records and all documents, orders, transfers, cancelled Certificates or other papers relating to the conduct of the Register.

6.                                                              The Trustee, its authorised officials or any person representing it shall be entitled to attend at the Registrar’s premises at any time with or without previous notice to inspect any documents the Trustee may wish to have inspected and to carry out such checks as may seem to the Trustee to be desirable.

SCHEDULE 5

FORM OF CERTIFICATE

Certificate

[Date]

The Hongkong and Shanghai Banking Corporation Limited

Dear Sirs:

We are delivering this certificate in connection with our purchase of Units (the “Units”) of HSBC China Dragon Fund (the “Fund”), a unit trust established under the laws of Hong Kong. The Units are being sold to us pursuant to the Offering Circular, dated as of [•], 2007.

We hereby represent and warrant that we are both a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and a “qualified purchaser” within the meaning of Section 2(a)(51)(A) of the Investment Company Act of 1940, as amended (the “Investment Company Act”) (each such person that is both a “qualified institutional buyer” and a “qualified purchaser”, a “QIB-QP”). We hereby further represent and warrant: (A) that we are acquiring the Units for our own account; or (B) that we are acquiring the Units for the account of one or more QIB-QPs (each, an “Account”), each of which is acquiring beneficial interests in the Units (“Beneficial Interests”) for its own account.

We hereby acknowledge that the Units have not been registered under the Securities Act and that the Fund has not been registered under the Investment Company Act.

We agree, on our own behalf and on behalf of each Account, that: (A) we will not offer, sell, pledge or otherwise transfer any Unit or any Beneficial Interest, at any time, within the United States or to, or for the account or benefit of, U.S. persons (as such term is defined in Regulation S under the Securities Act) except to your U.S. selling agent; (B) such Account will not offer, sell, pledge or otherwise transfer any Beneficial Interest, at any time, within the United States or to, or for the account or benefit of, U.S. persons (as such term is defined in Regulation S under the Securities Act) except to your U.S. selling agent; and (C) we will not deposit any certificate evidencing any Unit with Central Clearing and Settlement System of the Hong Kong Securities Clearing Company Limited or any other book-entry or depositary facility except in connection with the settlement of one or more transactions on The Stock Exchange of Hong Kong Limited that are not with pre-arranged counterparties.

We acknowledge that you and others will rely upon our representations, warranties, acknowledgments and agreements set forth herein, and we agree to notify you promptly in writing if any of our confirmations, acknowledgments or agreements herein ceases to be accurate and complete. We hereby irrevocably agree that this certificate or a copy hereof may be produced to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

We hereby represent and warrant that all necessary actions have been taken to authorize the purchase by us of the Units and the execution of this certificate.

By:
Name:
Title:

IN WITNESS whereof of this Deed has been entered into the day and year first written above.

THE COMMON SEAL of	)	[ILLEGIBLE]
HSBC INVESTMENTS (HONG KONG))
LIMITED	)
was duly affixed	)
in the presence of:-)		[ILLEGIBLE]
[ILLEGIBLE]

SIGNED SEALED and DELIVERED	)	[ILLEGIBLE]
for and on behalf of	)
HSBC INSTITUTIONAL TRUST SERVICES	)
(ASIA) LIMITED	)
in the presence of:-)		[ILLEGIBLE]
[ILLEGIBLE]

DATED 29 June 2007

HSBC INVESTMENTS (HONG KONG) LIMITED

and

HSBC INSTITUTIONAL TRUST SERVICES (ASIA) LIMITED

SUPPLEMENTAL TRUST DEED

for

HSBC CHINA DRAGON FUND

Deacons

Solicitors & Notaries

5th Floor Alexandra House

18 Chater Road

Central

Hong Kong

Fax: 28100431

Tel: 28259211

hongkong@deaconslaw.com

www. deacons.com.hk

This DEED is made on the 29th day of June 2007

BETWEEN:-

(1)                                                         HSBC INVESTMENTS (HONG KONG) LIMITED having its registered office at HSBC Main Building, 1 Queen’s Road Central, Hong Kong (the “Manager”); and

(2)                                                         HSBC INSTITUTIONAL TRUST SERVICES (ASIA) LIMITED having its registered office at 1 Queen’s Road Central, Hong Kong (the “Trustee”).

RECITALS:-

(A)                                                       HSBC China Dragon Fund  (the “Fund”) was established by a trust deed dated 20 June 2007 made between the Manager and the Trustee (the “Trust Deed”).

(B)                                                       The Manager wishes to amend the Trust Deed in the manner set out below and the Trustee has agreed to such amendments.

NOW THIS DEED WITNESSES as follows:

1.                                                              Unless there is something inconsistent in the subject matter or the context, words and expressions defined in the Trust Deed shall have the same meanings in this Deed.

2.                                                              This Deed is supplemental to the Trust Deed.

3.                                                              The Trustee hereby certifies pursuant to Clause 30.1 of the Trust Deed that in its opinion the modifications to the Trust Deed effected by Clause 4 of this Deed do not materially prejudice the interests of the Holders, do not operate to release to any material extent the Trustee or the Manager or any other person from any responsibility to the Holders and will not result in any increase in the amount of costs and charges payable from the Trust Fund (other than the costs, charges, fees and expenses incurred in connection with this Deed).

4.                                                              With effect on and from the date of this Deed, the Trust Deed shall be amended by deleting Clause 6.12 of the Trust Deed in its entirety and replacing with the following:

“6.12                                          Each Certificate evidencing Rule 144A Units issued hereunder shall upon issuance bear an appropriate legend, including a legend substantially to effect set forth below:

THE UNITS EVIDENCED HEREBY OF HSBC CHINA DRAGON FUND (THE “FUND”) HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OF THE UNITED STATES, NOR HAS THE FUND BEEN REGISTERED AS AN INVESTMENT COMPANY UNDER THE U.S. INVESTMENT COMPANY ACT OF 1940, AS AMENDED. THE UNITS EVIDENCED HEREBY MAY NOT BE OFFERED, RESOLD, PLEDGED OR TRANSFERRED, AT ANY TIME, WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS (AS SUCH TERM IS DEFINED IN

1

REGULATION S UNDER THE SECURITIES ACT) EXCEPT TO THE U.S. SELLING AGENT OF THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED AND PERMITTED TRANSFEREES THEREOF.

Each Certificate that bears or is required to bear the legend set forth above, and each Unit evidenced thereby, shall be subject to the restrictions on transfer set forth in such legend, and the holder of each such Certificate, by such holder’s acceptance thereof, shall be deemed to have agreed to be bound the restrictions on transfer set forth above.”

5.                                                              Except as amended by this Deed, the Trust Deed shall continue in full force and effect.

6.                                                              This Deed may be executed in any number of counterparts each of which when executed by one or more of the parties hereto shall constitute an original but all of which shall constitute one and the same instrument.

7.                                                              Subject to Clause 23 of the Trust Deed, this Deed shall be subject to and governed by the laws of Hong Kong.

2

IN WITNESS whereof of this Deed has been entered into the day and year first written above.

THE COMMON SEAL of	)	[ILLEGIBLE]
HSBC INVESTMENTS (HONG KONG))
LIMITED	)
was duly affixed	)
in the presence of:-)		[ILLEGIBLE]
[ILLEGIBLE]

SIGNED SEALED and DELIVERED	)	[ILLEGIBLE]
for and on behalf of	)
HSBC INSTITUTIONAL TRUST SERVICES	)
(ASIA) LIMITED by its duly authorised attorney	)
in the presence of:-)		[ILLEGIBLE]
[ILLEGIBLE]

3

CLIFFORD

CHANCE

HSBC GLOBAL ASSET MANAGEMENT (HONG KONG) LIMITED

and

HSBC INSTITUTIONAL TRUST SERVICES (ASIA) LIMITED

SECOND SUPPLEMENTAL TRUST DEED

for

HSBC CHINA DRAGON FUND

THIS SECOND SUPPLEMENTAL DEED is made the 17th day of November 2009

BETWEEN

(A)                               HSBC GLOBAL ASSET MANAGEMENT (HONG KONG) LIMITED having its registered office at HSBC Main Building, 1 Queen’s Road Central, Hong Kong (the “Manager”);

(B)                               HSBC INSTITUTIONAL TRUST SERVICES (ASIA) LIMITED having its registered office at HSBC Main Building, 1 Queen’s Road Central, Hong Kong (the “Trustee”);

and is supplemental to a trust deed dated 20 June 2007 as amended, restated and supplemented by a supplemental trust deed dated 29 June 2007 (collectively, the “Trust Deed”), also made by the Trustee and the Manager, and constituting HSBC China Dragon Fund (the “Trust”).

NOW THIS DEED WITNESSES as follows:

1.                                      Unless there is something inconsistent in the subject matter or the context, words, and expression defined in the Trust Deed shall have the same meanings in this Supplemental Deed.

2.                                      With effect on and from the date of this Supplement Deed, the Trust deed shall be amended as follows:

2.1                               Clause 5.1(e) shall be deleted in its entirety and replaced with the following:

“(e) details of each redemption or repurchase of Units and the date on which any Units are cancelled pursuant to the provisions of Clause 9.”

2.2                               The heading of Clause 9 shall be deleted in its entirety and replaced with the following:

“9. REDEMPTION OR REPURCHASE OF UNITS BY THE MANAGER”

2.3                               The following provision shall be inserted as a new sub-paragraph 9.7 of Clause 9:

“9.7                         Subject to the Manager being granted a general mandate from the Holders by way of an ordinary resolution at a Holders’ general meeting, the Manager shall have the right to use any part of the Trust Fund to repurchase any Units listed on the SEHK. Before exercising such right the Manager shall ensure that the Trust Fund has sufficient cash to effect the proposed repurchase of the Units. Any repurchase of Units by the Manager must be effected in accordance with all applicable laws, rules, regulations, codes or guidelines issued by the Commission or any relevant governmental or regulatory authority and shall be effected only when the Manager believes that such repurchase will benefit the Trust and the Holders as a whole. All repurchased Units shall be automatically cancelled upon the Trustee receiving a notice in writing from the Manager stating the number of Units repurchased and Certificates for those Units (if any) shall be cancelled and destroyed.”

2.4                               Clause 10 shall be deleted in its entirety and replaced with the following:

1

“10.               NO REDEMPTION OR REPURCHASE OF UNITS BY HOLDERS

No Holder shall have any right to demand the repurchase or redemption of their Units.”

3.                                      Clause 19.3 shall be amended by inserting the following sub-paragraph as new item (a) and the subsequent original items (a) - (u) shall be relabelled (b) — (v):

(a) all fees and expenses relating to any repurchase of Units,

4.                                      Except as amended by this Supplemental Deed, the Trust Deed shall continue in full force and effect.

5.                                      This Supplemental Deed may be executed in any number of counterparts each of which when executed by one or more of the parties hereto shall constitute an original but all of which shall constitute one and the same instrument.

6.                                      Subject to Clause 23 of the Trust Deed, this Supplement Deed shall be subject to and governed by the laws of Hong Kong.

IN WITNESS WHEREOF this Supplemental Deed has been entered into the day and year first above written.

THE COMMON SEAL of	)	[ILLEGIBLE]
HSBC GLOBAL ASSET MANAGEMENT	)
(HONG KONG) LIMITED	)	[ILLEGIBLE]
was duly affixed in the presence of:	)

[ILLEGIBLE]

SIGNED, SEALED and DELIVERED	)	[ILLEGIBLE]
for and on behalf of	)
HSBC INSTITUTIONAL TRUST SERVICES (ASIA) LIMITED	) )
by its duly appointed attorney in the presence of:	)	[ILLEGIBLE]

[ILLEGIBLE]

2